Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

4 November 2024

Westpac 2024 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 2024 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

PRESENTATION 2024 FULL YEAR FINANCIAL RESULTS FOR THE 12 MONTHS ENDED 30 SEPTEMBER 2024 AND INVESTOR DISCUSSION PACK Westpac Banking Corporation ABN 33 007 457 141

2 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack WESTPAC 2024 FULL YEAR RESULTS INDEX 2024 Full Year Results Presentation 3 Investor Discussion Pack 35 Earnings drivers 37 Credit quality and provisions 50 Capital, funding and liquidity 71 Supporting our customers 82 Sustainability 93 Segment results 100 Economics 107 Appendix 113 Contact us 119 Disclaimer 120

PETER KING CHIEF EXECUTIVE OFFICER

FY24 HIGHLIGHTS DISCIPLINED PERFORMANCE IMPROVING CUSTOMER SERVICE STRONG BALANCE SHEET, RETURNING CAPITAL 4 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

FY24 FINANCIAL PERFORMANCE FY23 FY24 FY24 -FY23 Change Net profit1 $7,195m $6,990m (3%) Return on tangible equity2 11.4% 11.0% (38 bps) Excluding Notable Items Net Profit $7,368m $7,113m (3%) Revenue $21,542m $21,763m 1% Net Interest Margin 1.96% 1.95% (1 bp) Expenses ($10,232m) ($10,944m) 7% Impairment charges to average loans 9 bps 7 bps (2 bps) 1 Also referred to as net profit attributable to owners of WBC, net profit after tax or statutory profit. 2 The return on tangible equity calculation is described further in the 2024 Full Year Annual Report. 5 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

8.4 (5.9) (10.7) (0.3) Westpac Peer 1 Peer 2 Peer 3 6 IMPROVING CUSTOMER EXPERIENCE • #1 mobile banking app1 • Best overall loyalty program2 • NPS3, up 2 points to #34 GROWING QUALITY DEPOSITS • MFI3 share up 70bps to 16.8%4 • Household deposit growth 1.1x system5 • >80% of behavioural savings balances received the bonus rate SAVINGS DEPOSIT MIX 65% 80% 85% 35% 20% 15% $103bn $138bn $159bn Sep-22 Sep-23 Sep-24 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack CONSUMER: IMPROVING SERVICE 1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2024. 2 Westpac Rewards received the award for Best Overall Loyalty Program in Financial Services at the 2023/2024 Asia Pacific Loyalty Awards. 3 Refer to page 118 for definition. 4 Compared to Sep-23. 5 Based on APRA ADI statistics. 6 Up 1bp to 1.70%. 7 Includes Westpac Life and St. George Incentive Saver. 8 Includes Westpac E-saver and St.George Maxi. Behavioural savings7 Other savings8 September 2022 – September 2024 ($bn) HOUSEHOLD DEPOSIT GROWTH COMPARED TO SYSTEM5 NIM STABILISED6 IN 2H24 ROTE 9%

7 TIME TO DECISION BY CHANNEL (DAYS)2 7.9 5.2 5.2 11.6 9.6 5.7 FY22 FY23 FY24 FY22 FY23 FY24 CONSISTENT GROWTH IN MORTGAGES ($BN)1 432 450 473 Sep-22 Sep-23 Sep-24 NEW OWNER OCCUPIED LENDING RATE RELATIVE TO PEERS FY23 FY24 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack MORTGAGES: CONSISTENT GROWTH IN MORTGAGES 1 Excludes RAMS portfolio which is closed to new business. 2 12 month median (50th percentile) time to unconditional approval. 3 Comparison between RBA Statistical Table F6, Lending rates; Housing credit; New loans funded in the month; Owner-occupied; Variable-rate; Large institutions, and Westpac's submission to the RBA under the same criteria. FY23 is average Oct-22 to Sep-23; and FY24 is average Oct-23 to Aug-24. Proprietary Third party WBC lower WBC higher Up 5% 1.2 x system Up 4% 0.9x system 3

8 COMPETITIVE CUSTOMER PROPOSITION • Bringing the whole bank to the client • TTD down 5 days to 9 days over last 2 years1 • More bankers New transaction accounts (#, 000s) LENDING GROWTH IN TARGETED SECTORS (%) 15 14 11 9 Professional services Agriculture Health Business lending Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack BUSINESS: EMERGING GROWTH 1 Time to decision, Sep-24 compared to Sep-22. 2 Loans up to $3m. 3 Development of a single business lending origination platform. 4 Refer to page 118 for definition. 5 Excludes auto finance portfolio which is in runoff. 102.2 118.7 19.7 36.1 FY23 FY24 FY23 FY24 New merchant points of presence(#, 000s) INVESTING AND SIMPLIFYING • Faster approval for small business loans2 • Transaction banking enhanced • Commenced Biz Edge program3 Up 16% Up 83% BUSINESS NPS4 UP 3 BUSINESS & WEALTH ROTE 20% Professional services Business lending5 Agriculture Health

INSTITUTIONAL: STRONGER CLIENT RELATIONSHIPS

SOLID PROGRESS

- Strong growth in Corporate & Institutional Banking
- Leading Fixed Income Franchise in Australia & NZ[1]
- Leading lender to renewable energy projects in Australia

INVESTING FOR THE FUTURE

- More bankers
- PayTo for Billers integrated with receivables platform
- Westpac One[2] on track

CUSTOMER ADVOCACY SCORE
UP 5

WIB ROTE
14%

LENDING
↑ 9%[3]

NIM EX MARKETS 2.10%,
↑ 4bps[4]

#1 IN GOVERNMENT DEPOSITS[5]

#1 AUD BOND LEAGUE TABLE[6]

#1 ECONOMICS & RESEARCH[7]

1 #1 market share in bonds and semis, #1 market share in investment grade corporate bonds, =#1 market share in interest rate swaps, #1 market share in OIS, #1 market share in asset-backed bonds – 2023 Peter Lee Associates Fixed Income Survey, ranking against all banks. 2 Corporate cash management platform. 3 Compared to Sep-23. 4 Compared to FY23. 5 Based on Sep-24 APRA ADI statistics. 6 Bloomberg Australian Bonds League table (excluding self-led issuance), YTD as at 27 September 2024. 7 #1 most useful analysis of economy, most useful interest rate forecasts and trend analysis, most useful written materials on strategies and recommendations – 2024 Peter Lee Associates Interest Rate Derivatives survey, ranking against all banks.

9 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

NEW ZEALAND: SUPPORTING CUSTOMERS

CHALLENGING OPERATING CONDITIONS

- Low growth environment
  - Mortgages up 3%[1]
  - Business lending up 2%[1]
- Credit quality resilient

CUSTOMER FOCUS

- Proactive engagement with customers needing support
- Digital acceptance rolled out[2], turnaround times ~5 days to < 1 day
- Investment in technology resilience, incidents down 33%[3]

LENDING
↑ 3%[1]

NIM 2.17%,
↑ 4bps[3]

NEW ZEALAND AGRI AND INSTO NPS #2

$4bn IN SUSTAINABLE FARM & BUSINESS LOANS

1 Compared to Sep-23. 2 For business, mortgages and personal loans. 3 Compared to FY23.

10 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SUPPORT AND SAFETY

SUPPORTING CUSTOMERS



47,500
support packages[1]

>1M
customers using money management tools[2]

>1BN POINTS REDEEMED
through Pay with Points[3]

SUPPORTING THE COMMUNITY



~$330M
cost to provide cash services

$177M
in community investments[4]

LAUNCHED SUSTAINABLE UPGRADES LOAN
home and investor loans

ENHANCING SAFETY



$237M
customer scams stopped

$150M
in payments abandoned thanks to Saferpay alerts[5]

$1.7M
in customer scam losses[6] averted via Verify checks

1 Includes accounts in hardship for Australian Consumer and Business segments. 2 In the 90 days to 30 Sep-24. 3 Since launch in Jun-24. 4 Figure includes commercial sponsorships and foregone fee revenue. 5 Since launching in Mar-24. 6 Since launching in Jun-24.

11 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

UNITE: TECHNOLOGY SIMPLIFICATION: BUSINESS LED, TECHNOLOGY ENABLED

PROGRAM OBJECTIVES

1 BETTER CUSTOMER EXPERIENCE → NPS ▲

2 IMPROVED EMPLOYEE EXPERIENCE → OHI[1] ▲

3 INCREASED SHAREHOLDER RETURN → CLOSE CTI GAP TO PEERS

FY24 PROGRESS

- Governance model established and operating
- Initiatives consolidated to 61 from ~85
- 39 initiatives commenced; 2 complete
- Deposit processor consolidation confirmed (3 to 1)

UNITE investment:

- 35-40% of total investment over FY25 to FY28
- ~75% of spend to be expensed

UNITE INITATIVES UNDERWAY AND PLANNED FOR FY25

5	39	c.50
Mar-24	Sep-24	FY25

These objectives are 'forward-looking statements' and are subject to assumptions, risks and other important information in the Disclaimer on page 120.
1 Organisational Health Index.

12 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

UNITE EXAMPLE: ELECTRONIC IDENTITY VERIFICATION

CONSOLIDATING 22 PROCESSES TO 1	18 PROCESSES COMPLETED IN 2024	BIOMETRICS ENABLED

EXPECTED OUTCOMES

1 BETTER CUSTOMER EXPERIENCE

- Quicker and easier way to complete ID checks
- Improved success rate

2 IMPROVED EMPLOYEE EXPERIENCE

- Faster and easier to onboard and serve customers
- More time for quality customer conversations

3 INCREASED SHAREHOLDER RETURN

- Initiative cost ~$25m
- Estimated savings $15m p.a.

This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 120.

13 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

$5.1bn $3.6bn Total impairment provisions ECL base case 14 CAPITAL 8.1 9.0 12.5 Sep-09 Sep-14 Sep-24 CREDIT IMPAIRMENT PROVISIONS LIQUID ASSETS FUNDING COMPOSITION Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack STRONG FINANCIAL POSITION 1 Wholesale funding with a residual maturity of less than 12 months. CET1 capital ratio (%) Sep-24 57% 60% 20% 67% 16% 15% 15% 17% 11% $468bn $680bn $1tn Sep-09 Sep-14 Sep-24 $74bn $134bn 13% $201bn 17% 19% Sep-09 Sep-14 Sep-24 Liquid assets as a % of total assets $1.5bn above base case Equity Short term wholesale 1 Long term wholesale Customer deposits

15 CAPITAL RETURNS • CET1 capital ratio 12.5% − Proforma 12.1%1 , $2.7bn of capital above top end of target range2 • On market share buyback program: − FY23 and 1H243: $2.5bn, 23% remaining4 − 2H24 increase: $1.0bn5 • 1H24 special dividend $0.5bn, 15cps fully franked REDUCING SHARE COUNT THROUGH BUYBACKS (#BN) 3.3 3.4 3.5 3.6 3.7 Sep-21 Sep-22 Sep-23 Sep-24 ORDINARY DIVIDENDS • FY24 payout ratio of 73%6 • Payout ratio range 65 – 75% • Dividend yield 4.8%7, fully franked 6.8%7 • Neutralise DRP ORDINARY DIVIDENDS PER SHARE (CENTS) 70 75 72 76 142 151 FY23 FY24 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack CAPITAL AND DIVIDENDS 1 After remaining buyback, $1.7bn. 2 CET1 ratio target range 11.0%-11.5%. 3 $1.5bn announced in Nov-23 and $1.0bn announced in May-24. 4 As at 4-Nov-24. 5 Subject to market conditions. 6 Excluding Notable Items. 7 Based on 30-Sep-24 closing price of $31.72. Interim dividend Final dividend $3.5bn (off market) $1.5bn $1.0bn $1.0bn Up 6% Down 6% to 30-Sep-24

MICHAEL ROWLAND CHIEF FINANCIAL OFFICER

2H24 FINANCIAL PERFORMANCE 17 1H24 2H24 Change Net profit $3,342m $3,648m 9% Earnings Per Share 96c 105c 10% Excluding Notable Items: Net profit $3,506m $3,607m 3% Revenue $10,816m $10,947m 1% Expenses ($5,395m) ($5,549m) 3% Pre-provision profit $5,421m $5,398m - Impairment charges to average loans annualised 9 bps 4 bps (5 bps) Cost to income ratio 50% 51% 81 bps Return on tangible equity 11.0% 11.4% 43 bps Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

NOTABLE ITEMS 18 1 For further details of Notable Items refer to page 40. Notable Items1 ($m after tax) 1H24 2H24 Asset sales and revaluations - - Provisions for remediation, litigation, fines and penalties - - Restructuring costs - - Assets write-downs - - Hedging items (164) 41 Total Notable Items (164) 41 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

2H24-1H24 NET PROFIT ($M)1 19 3,545 3,506 214 187 3,607 (83) (154) (63) 2H23 1H24 Net interest income Non-interest income Expenses Impairment charges Tax & NCI 2H24 1 Excludes the impact of Notable Items. 2 Non-controlling interests. 2 Pre-provision profit flat 3% higher 1% lower Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

NET LOANS ($BN) 20 773.3 784.8 11.7 6.1 7.6 1.2 806.8 (0.3) (4.4) Sep-23 Mar-24 Mortgages Business Institutional New Zealand (in A$) Personal Portfolios in runoff Sep-24 Chart may not add due to rounding. 1 Excluding RAMS. 2 RAMS and Auto finance. Up 1% Up $1.3bn in NZ$ Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 1 2 Up 3%

641.0 650.9 13.2 3.7 5.0 0.8 673.6 Sep-23 Mar-24 Consumer Business & Wealth WIB & Treasury New Zealand (in A$) Sep-24 DEPOSIT GROWTH ($BN) 21 Up 2% Up $0.8bn in NZ$ Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Up 3%

NET INTEREST MARGIN (%) 22 1.83 1.80 1.83 0.11 0.14 0.13 (0.05) 0.01 1.94 1.89 - 3bps 2bps 6bps 1.97 (1bp) (1bp) (1bp) 2H23 1H24 Loans Deposits Wholesale funding Capital & Other Liquid assets Treasury & Markets Notable Items 2H24 1 Net interest margin excluding Notable Items, Treasury & Markets. 2 Exit refers to Core NIM for the month ended. Sep-24 Exit Core NIM adjusted to exclude the impact of remediation provision release. 3 Hedging items gain of $61m compared to 1H24 loss of $224m. Core NIM1 Treasury & Markets Notable Items Core NIM up 3bps Sep-24 Exit Core NIM 1.83%2 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 3 +4bps Replicating portfolio -2bps Deposit mix -1bp Term deposit spreads

NON-INTEREST INCOME1 23 NON-INTEREST INCOME BY TYPE ($M) 818 842 830 225 218 223 341 365 351 75 40 (22) 1,459 1,465 1,382 2H23 1H24 2H24 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 1 Excludes the impact of Notable Items. Fees Wealth Trading Other

Higher technology services costs and wages and salaries 2H24 EXPENSES ($M)1 24 5,244 5,395 465 34 46 5,549 (391) 2H23 1H24 Ongoing expenses Cost reset benefits UNITE Investments (ex UNITE) 2H24 1 Excludes the impact of Notable Items. 3% increase 3% increase Simpler operating model Reduced property footprint Seasonally higher investment spend Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack UNITE investment $114m, 57% expensed

25 RISK & REGULATORY • Payments infrastructure • Cyber capability and customer fraud and scams protection • CPS230 operational risk management GROWTH AND PRODUCTIVITY • Digital enhancements • Development of Westpac One1 and Biz Edge2 UNITE: Continued planning; commenced execution INVESTMENT SPEND ($M) INVESTMENT SPEND 1 Corporate cash management platform. 2 Integrated business lending origination platform. 3 Includes capitalised software, fixed assets and prepayments. 1,194 1,059 728 550 147 1,922 1,756 FY23 FY24 Investment spend FY23 FY24 Total expensed 42% 56% Capitalised3 58% 44% Capitalised software ($m) 2,797 2,675 Amortisation expense ($m) 621 889 Avg amortisation period (years) 3.6 3.1 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Risk & regulatory Growth & productivity UNITE Down 9% due to completion of large programs in 2023

26 0.11 0.12 0.16 0.39 0.46 0.47 0.22 0.24 0.23 0.54 0.54 0.59 1.26 1.36 1.45 Sep-23 Mar-24 Sep-24 AUSTRALIAN MORTGAGE DELINQUENCIES (%) 1.12 1.82 0.67 0.00 1.00 2.00 3.00 4.00 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 AUSTRALIAN UNSECURED DELINQUENCIES (%)1 2.40 1.23 0.00 1.50 3.00 4.50 6.00 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 STRESSED EXPOSURES AS A % OF TCE CREDIT QUALITY 1 Excludes auto finance portfolio which is in runoff. Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard 30+ day delinquencies 90+ day delinquencies 90+ ex RAMS & 6 mth serviceability hold-out period 30+ day delinquencies 90+ day delinquencies Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CAP to credit RWA of 1.32%, down 6bps Overlays reduced $81m CAP $33m lower • Runoff of auto finance balances • Lower cards balances IAP increased $75m due to single names in manufacturing and transport 27 IMPAIRMENT PROVISIONS $1.5BN ABOVE BASE CASE ($M) Forecasts for base case ECL Base case Downside 2024 2025 Trough/ peak3 GDP growth 1.5% 2.4% (6%) Unemployment 4.3% 4.6% 11% Residential property prices 5.7% 4.0% (27%) 351 461 536 Commercial property prices (11.5%) 1.3% (32%) 1,061 1,231 1,223 2,405 2,478 2,390 692 705 768 432 260 179 4,941 5,135 5,096 Sep-23 Mar-24 Sep-24 Overlays Stage 3 IAP Stage 3 CAP Stage 1 CAP Stage 2 CAP Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CREDIT IMPAIRMENT CHARGE COMPOSITION ($M) 28 121 213 210 (104) (120) (163) 222 211 275 19 58 (147) 258 362 175 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 INDIVIDUALLY ASSESSED PROVISIONS (IAP) COLLECTIVELY ASSESSED PROVISIONS (CAP) TOTAL New IAP Write-backs & recoveries Write-offs direct Other movement in CAP Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Overlays no longer required Higher Cards & Personal Loans recoveries

12.38 12.55 83bps 1bps 18bps 12.49 12.11 (60bps) (34bps) (14bps) (38bps) Sep-23 Mar-24 Net profit Ordinary dividend RWA Op risk overlay reduction Capital return Other Sep-24 Sep-24 Pro forma CAPITAL ABOVE TOP END OF TARGET OPERATING RANGE 29 1 Capital deduction and other movements including FX translation impacts. 2 Includes on market share buyback extension of up to $1.0bn and remaining on market share buyback announced in Nov-23 and May-24. 1 IRRBB: 16bps Market: 5bps Credit: (19bps) Buyback: $1.7bn2 CET1 CAPITAL RATIO % Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Buyback: (22bps) Special dividend: (12bps)

1H25 CONSIDERATIONS 30 • System credit growth similar to 2H24 • Mortgage competition and deposit mix shift continuing • Replicating portfolio benefit slightly lower Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack The information on this page contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac’s ASX filings, including in its 2024 Annual Report and elsewhere in this presentation. REVENUE EXPENSES • Increased investment in UNITE, ~75% expensed • Wage growth and inflation moderating • Technology services cost pressures ongoing • Focus on productivity continues CREDIT QUALITY & BALANCE SHEET • Credit quality sound, expect modest deterioration • Retain strong balance sheet settings

PETER KING CHIEF EXECUTIVE OFFICER

UNEVEN CASH FLOW CONDITIONS BY INDUSTRY • Growing population has supported certain industries • Consumer led slowdown has weighed on discretionary sectors -4 -2 0 2 4 6 Recreation Services Accommodation,… Wholesale Trade Property &… Manufacturing Education (10) (5) - 5 10 15 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Change in share of business with positive cashflow, rolling 6-month average (ppts) 32 BUSINESS CASH FLOW TRENDS • Commercial – consistent improvement • SME – more challenged Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack AUSTRALIAN ECONOMY: BUSINESS This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 120. 1 Source: Westpac Economics, Macrobond. 32 2023 2024 Income to expense (including debt servicing costs) ratio, annual % change SME Commercial Education Manufacturing Property & Property Services Recreation Services Wholesale Trade Accommodation, Cafes & Restaurants

Australia 2023 2024F 2025F GDP2 1.6 1.5 2.5 Cash rate3 4.35 4.35 3.35 Unemployment rate3 3.9 4.3 4.6 Total credit growth4 4.8 5.7 5.7 Housing4 4.2 5.2 5.4 Business4 6.5 7.2 7.0 33 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack ECONOMY: OUTLOOK IMPROVING1 This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 120. 1 Source: Westpac Economics 2 Through the year growth rates. 3 End of period. 4 Annual growth. 33 New Zealand 2023 2024F 2025F GDP2 - - 2.3 Cash rate3 5.50 4.25 3.50 Unemployment rate3 4.5 5.3 5.5 Total credit growth4 2.2 3.0 4.2 Housing4 3.0 3.7 5.4 Business4 0.6 1.9 2.0

FY24 HIGHLIGHTS DISCIPLINED PERFORMANCE IMPROVING CUSTOMER SERVICE STRONG BALANCE SHEET, RETURNING CAPITAL 34 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

INVESTOR DISCUSSION PACK

CREATING VALUE FOR OUR SHAREHOLDERS, CUSTOMERS, PEOPLE, COMMUNITY AND ENVIRONMENT IN FY24

OVERVIEW

SHAREHOLDERS	CUSTOMERS	OUR PEOPLE	COMMUNITY	ENVIRONMENT
$6,990m Net Profit, down 3% on FY23	**13 million** Customers across the Group	**80** Organisational Health Index, +5 on FY23	**$237m** Stopped or recovered in customer scam losses in FY24	**86%** Reduction in scope 1 and 2 emissions from our 2021 baseline[7]
$5.7bn To be returned to shareholders via dividends	**#1** Mobile Banking App[1]	**49%** Women in senior leadership[2]	**$177m** In community investments[4]	**$29bn** Contributed to sustainable finance lending in FY24[5]
12.5% Common equity tier 1 capital ratio, comfortably above top of operating target range	**+$34bn** Loans	**35,240** Employees[3]	**$37.9m** Spent with diverse suppliers[5]	**100%** Sourcing equivalent of 100% of our electricity from renewables globally[7]
11% Return on tangible equity, down 38 bps	**+$33bn** Customer deposits	**$6bn** Paid to our people	**100** New scholarships awarded in FY24, 820+ active scholars[6]	**13** Targets set, covering all our NZBA emission intensive sectors[5]

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2024. 2 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 3 Full time equivalent at 30 Sep-24. 4 Includes the contribution of commercial sponsorships and foregone-fee revenue. 5 Refer to the FY24 Sustainability Index and Datasheet for more information on the definitions and additional metrics. 6 Scholarships were awarded by Westpac Scholars Trust. Westpac Group provides support to Westpac Scholars Trust. While Westpac was involved in establishing this trust, it is a non-profit organisation that is separate to the Westpac Group. 7 Estimated from Sep-24.

36 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

EARNINGS DRIVERS

FY24 NET PROFIT

EARNINGS

NET PROFIT FY23 – FY24 ($M)



Lower Markets income from lower FX trading, partly offset by higher Institutional lending fees
AIEA up 3% due to loan growth. Core NIM down 4bps, Treasury & Markets NIM up 3bps
Higher software amortisation, technology expenses and one-off costs, partly offset by cost reset initiatives
7,195
173
(131)
7,237
502
(141)
(666)
111
70
7,113
(123)
6,990
Provisions for remediation, restructuring costs, asset write-downs, asset sales and hedging items
Hedging items only
Down 2% ex Notable Items and businesses sold
Down 3%
FY23
Notable Items
Businesses sold
FY23 ex Notable Items and businesses sold
Net interest income
Non interest income
Expenses
Impairment charges
Tax & NCI
FY24 ex Notable Items
Notable Items
FY24

38 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

EARNINGS

2H24 NET PROFIT

NET PROFIT 1H24 – 2H24 ($M)



Lower Markets income from a reduction in FX revenue and lower Institutional lending fees following a strong first half
AIEA up 1% due to loan growth. Core NIM up 3bps, Treasury & Markets NIM down 1bp
Higher technology costs, wages and salaries and UNITE costs
Lower CAP charge from a reduction in overlays and lower IAP's from an increase in write-backs
3,342
164
3,506
214
(83)
(154)
187
(63)
3,607
41
3,648
Hedging items only
Hedging items only
Up 3% ex Notable Items
Up 9%
1H24
Notable Items
1H24 ex Notable Items
Net interest income
Non interest income
Expenses
Impairment charges
Tax & NCI
2H24 ex Notable Items
Notable Items
2H24

39 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SINGLE MEASURE OF PERFORMANCE – NET PROFIT AFTER TAX

EARNINGS

Westpac uses net profit after tax to assess financial performance at both a Group and segment level

Notable Items are shown separately to clarify underlying operating performance and allocated to the following categories:

- Large items that are not reflective of the Group's ordinary operations which may include:
  - The impact of asset sales and revaluations
  - Provisions for remediation, litigation, fines and penalties
  - Restructuring costs
  - The write-down of assets (including goodwill and capitalised software)
- Hedging items[1,2]:
  - Unrealised fair value gains and losses on economic hedges that do not qualify for hedge accounting
  - Net ineffectiveness on qualifying hedges

Notable Items ($m after tax)	1H24	2H24	FY23	FY24
Asset sales and revaluations	-	-	256	-
Provisions for remediation, litigation, fines and penalties	-	-	(176)	-
Restructuring costs	-	-	(140)	-
Asset write-downs	-	-	(87)	-
Hedging items	(164)	41	(26)	(123)
Total Notable Items	**(164)**	**41**	**(173)**	**(123)**

1 Peers disclose these items as 'cash earnings adjustments'. 2 Items unwind to zero over time.

HEDGING ITEMS ($M)


105
243
(544)
(94)
200
185
233
(78)
52
(164)
41
2H19 1H20 2H20 1H21 2H21 1H22 2H22 1H23 2H23 1H24 2H24

40 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

58 24 18 Households Businesses Institutional 41 COMPOSITION OF GROSS LOANS (% OF TOTAL) COMPOSITION OF CUSTOMER DEPOSITS (% OF TOTAL) MOVEMENT IN GROSS LOANS ($BN) MOVEMENT IN CUSTOMER DEPOSITS ($BN) GROUP LOANS AND DEPOSITS 778 789 12 0 12 1 2 (4) 811 Sep-23 Mar-24 Housing Personal Business and WIB NZ (A$) Other overseas (A$) Businesses closed Sep-24 $674bn Up 4% Up 3% 62 12 12 1 8 4 1 Australian mortgages Australian business Institutional Australian personal New Zealand mortgages New Zealand business/other Other overseas $811bn 651 641 10 10 (3) 3 3 674 Sep-23 Mar-24 Term deposits Savings Tran-saction Mortgage offset Non-interest bearing Sep-24 Up 5% Up 3% Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 1 Only includes Australian lending. 2 A$. Increase in local currency was NZ$1.3bn. 3 Includes a contraction of $3.5bn in RAMS and $0.9bn in auto finance. 3 2 Charts may not add due to rounding 1

559 569 12 1 577 (1) (3) Sep-23 Mar-24 Australian mortgages New Zealand mortgages Personal RAMS Sep-24 BUSINESS AND INSTITUTIONAL LENDING ($BN) 218 220 6 8 234 1 (1) Sep-23 Mar-24 Australian business New Zealand business WIB Auto finance Sep-24 MORTGAGES AND PERSONAL LENDING ($BN) AUSTRALIAN MORTGAGES ($BN) 486 495 35 4 503 (19) (9) (3) Sep-23 Mar-24 New loans ex refinance Net refinance Property sales and others Paydowns RAMS Sep-24 GROWTH IN LENDING REVENUE 1 A$. Increase in local currency was NZ$0.6 billion. 2 Closed to new business. 3 A$. Increase in local currency was NZ$0.7 billion. Up 7% Up 6% 3 Up 4% Up 2% Up 3% Up 1% 42 AUSTRALIAN HOUSING CREDIT GROWTH (%) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Westpac (ex. RAMS) ADI System Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 1 2 2 2 Charts may not add due to rounding

29% 29% 29% 31% 32% 32% 19% 19% 18% 9% 9% 9% 12% 11% 11% Sep-23 Mar-24 Sep-24 Term deposits Savings Transaction Mortgage offset NIB deposits 308 321 334 141 141 144 116 115 120 74 72 2 1 73 2 641 651 674 Sep-23 Mar-24 Sep-24 Consumer Business & Wealth WIB New Zealand Other CUSTOMER DEPOSITS BY TYPE (%)1 CUSTOMER DEPOSITS BY SEGMENT ($BN) GROWTH IN DEPOSITS REVENUE 1 Comparatives have been restated to reflect a reclassification of some savings deposits into transactions and non-interest-bearing deposits. 2 Non-interest bearing (NIB). 3 Mix of Consumer savings accounts. Behavioural savings largely reflects Westpac Life and St. George Incentive Saver, other savings largely reflects Westpac E-saver and St.George Maxi. 2 641 651 674 43 AUSTRALIAN HOUSEHOLD DEPOSIT GROWTH (%) AUSTRALIAN HOUSEHOLD SAVINGS DEPOSIT MIX (%)3 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Charts may not add due to rounding 56 62 65 80 85 44 38 35 20 15 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Behavioural savings Other savings Charts may not add due to rounding -1.0% 0.0% 1.0% 2.0% 3.0% Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Westpac ADI System

1.80 1.83 0.14 0.13 (0.05) 1.89 3bps 2bps (1bp) 6bps (1bp) - (1bp) 1H24 Loans Deposits Wholesale funding Capital & Other Liquid assets Treasury & Markets Notable Items 2H24 Core NIM Treasury & Markets Notable Items NET INTEREST MARGIN (%) AUSTRALIAN DEPOSIT BALANCES5 BY INTEREST RATE BANDS ($BN) 78 85 85 252 74 77 52 306 73 77 49 331 Sep-23 Mar-24 Sep-24 NET INTEREST MARGIN REVENUE 1 Net interest margin excluding Notable Items, Treasury & Markets. 2 Exit refers to Core NIM for the month ended. Sep-24 Exit Core NIM adjusted to exclude impact of remediation provision release. 3 Domestic deposit hedge increased from $62bn to $72bn in September 2024. 4 The moving average hedge rate on equity and non-rate sensitive deposits. Spot rate represents the average rate for September 2024. 5 A$ balances and excludes mortgage offset balances. Prior period numbers have been revised. Composition of NIM (%) 1H24 2H24 FY23 FY24 Core NIM 1.80 1.83 1.86 1.82 Treasury & Markets 0.14 0.13 0.10 0.13 Core NIM, Treasury & Markets 1.94 1.96 1.96 1.95 Notable Items: Hedging (0.05) 0.01 (0.01) (0.02) NIM 1.89 1.97 1.95 1.93 1 ≤25bps 26≤200bps 201≤400bps 401bps+ 44 Sep-24 Exit Core NIM 1.83%2 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack REPLICATING PORTFOLIO (RP) AND EQUITY HEDGE (%) Sep 24 balance FY24 avg rate4 Spot rate4 Investment term Equity hedge $55bn 2.79% 3.30% 3 years Domestic deposit hedge3 $72bn 2.62% 3.22% 4 years 0.00 1.00 2.00 3.00 4.00 5.00 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 RBA OCR 3M BBSW Equity hedge rate RP hedge rate 0.01 +4bps Replicating portfolio -2bps Deposit mix -1bp Term deposit spreads -1bp Other 1.97

NET FEE INCOME BY SEGMENT ($M) TOTAL MARKETS INCOME ($M)2 NON-INTEREST INCOME BY TYPE ($M)1 NON-INTEREST AND MARKETS INCOME REVENUE 1 Excluding Notable Items. 2 Includes Markets net interest income. 45 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 818 842 9 (29) (17) 7 18 830 2H23 1H24 Consumer Business & Wealth WIB New Zealand Other 2H24 16 499 490 439 (29) (35) (3) 2H23 1H24 Fixed income FX, Commodities and Carbon DVA Other 2H24 818 225 341 75 842 218 365 40 830 223 351 -22 Fees Wealth management Trading Other 2H23 1H24 2H24 NON-INTEREST INCOME BY DIVISION ($M)1 251 415 663 134 6 255 409 666 131 13 273 389 599 148 -14 Consumer Business & Wealth WIB NZ (NZ$) Other 2H23 1H24 2H24

5,244 5,395 465 34 46 5,549 (391) 2H23 1H24 Ongoing expenses Cost reset benefits UNITE Investments (ex UNITE) 2H24 EXPENSES EXPENSES 1H24 – 2H24 ($M)1 EXPENSES Higher technology costs and wages and salaries 46 3% increase 3% increase Seasonally higher investment spend 2H24 UNITE investment $114m, 57% expensed Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 1 Excludes the impact of Notable Items in 2H23. Cost Reset benefits including: • Simpler operating model • Reduced property footprint

UNITE INITIATIVES UNDERWAY AND PLANNED FOR FY25

UNITE

5	39	c.50[1]
Mar-24	Sep-24	FY25

FY24 ACHIEVEMENTS

- Consolidated 18 out of 22 electronic identity verification processes
- Consolidated 2 platforms supporting financial markets into 1 strategic platform
- Commenced consolidation of our Australian customer masters into one
- More than 200 Applications decommissioned
- Decommissioned 4 legacy systems across Business Lending, Data Platforms and WIB

FY25 FOCUS

- Digital Banker: platform integrating banker tools and features
- Mortgage system consolidation and multiple offset account features for all Westpac customers
- Group Operations workflow simplification
- Digital personal loan originations
- Collections platform simplification from 7 to 1

This page contains 'forward looking statements'. Please refer to the disclaimer on page 120.
1 Out of 61 initiatives.

47 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

UNITE GOVERNANCE & OVERSIGHT 48 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Business Technology Data 3-IN-A-BOX OPERATING MODEL LINE 2 ASSURANCE 2LOD capability bolstered by external advisors 3rd 2nd 1st BOARD Director engagement and regular Board reporting at every meeting EXECUTIVE LEADERSHIP Monthly risk and performance tracking to committed outcomes PROGRAM LEADERSHIP A team of 30+ cross functional experts focused on initiative delivery with external partner providing technical advice to support the program and Board DIVISIONAL DELIVERY UNITE

121 213 210 (104) (120) (163) 222 211 275 19 58 (147) 258 362 175 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 2H23 1H24 2H24 IMPAIRMENT CHARGES ($M) 49 IMPAIRMENT CHARGES AND STRESSED EXPOSURES (BPS) 7 145 -50 50 150 250 350 -20 0 20 40 60 80 100 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs) IMPAIRMENT CHARGES COMPOSITION IMPAIRMENT CHARGES New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Individually assessed Collectively assessed Total Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Higher Cards & Personal Loans recoveries Overlays no longer required

CREDIT QUALITY AND PROVISIONS

CREDIT QUALITY

PROVISIONS FOR EXPECTED CREDIT LOSS

TOTAL PROVISIONS FOR EXPECTED CREDIT LOSSES[1] ($M)


Overlay
Stage 1 CAP
Stage 2 CAP
Stage 3 CAP
Stage 3 IAP
4,635
700
845
1,691
947
452
4,941
432
692
2,405
1,061
351
5,135
260
705
2,478
1,231
461
5,096
179
768
2,390
1,223
536
Sep-22
Sep-23
Mar-24
Sep-24
Decrease from partial release of mortgage related overlays
Increase due to growth in business and mortgage lending
Decrease due to the runoff of closed businesses and transfers to stage 3
Driven by manufacturing, transport and storage sectors

EXPECTED CREDIT LOSS (ECL) ($M)


$1.5bn in provisions above the base case ECL
5,096
3,571
7,207
Reported probability-weighted ECL
100% base case ECL
100% downside ECL

Forecasts for base case ECL[2]	Base case		Downside
	2024	2025	Trough / peak[3]
GDP growth	1.5%	2.4%	(6%)
Unemployment	4.3%	4.6%	11%
Residential property prices	5.7%	4.0%	(27%)
Commercial property prices	(11.5%)	1.3%	(32%)

1 Includes provisions for debt securities. 2 Forecast date is 23 September 2024. 3 These key economic indicators represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period.

51 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

KEY RATIOS Sep-23 Mar-24 Sep-24 Provisions to gross loans (bps) 63 65 63 Impaired asset provisions to impaired assets (%) 43 47 41 Collectively assessed provisions to credit RWA (bps) 135 138 132 PROVISIONING TO TCE (%) EXPOSURES AS A % OF TCE PROVISION COVER CREDIT QUALITY 0.72 0.82 0.86 15.75 16.33 15.26 83.53 82.85 83.88 Sep-23 Mar-24 Sep-24 Stage 3 Stage 2 Stage 1 Sep-23 Mar-24 Sep-24 Stage 1 0.07 0.07 0.07 Stage 2 Non-stressed 1.21 1.09 1.10 Stressed 8.74 8.84 7.94 Stage 3 (non-performing) Not impaired 11.48 11.44 10.48 Impaired 43.48 46.60 41.28 Total 0.41 0.41 0.41 52 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Stage 3 – Higher impaired balances and 90+ mortgage delinquencies Stage 2 – Decrease due to the loan runoff in closed businesses and transfers to stage 3 Stage 1 – Lending growth, mostly in mortgages and business

53 TOTAL COMMITTED EXPOSURE (TCE) BY RISK GRADE AT 30 SEPTEMBER 2024 ($M) Standard and Poor’s risk grade1 Australia NZ / Pacific Other overseas Group % of total AAA to AA- 207,968 21,730 12,611 242,309 19% A+ to A- 42,663 7,663 10,788 61,114 5% BBB+ to BBB- 81,479 10,627 9,301 101,407 8% BB+ to BB 88,738 14,799 284 103,821 8% BB- to B+ 52,796 8,615 230 61,641 5% <B+ 8,492 2,487 61 11,040 1% Mortgages 567,123 74,074 - 641,197 52% Other consumer products 26,261 3,551 - 29,812 2% TCE 1,075,520 143,546 33,275 1,252,341 TCE at 30 September 2023 1,040,292 143,751 33,541 1,217,584 Exposure by region2 (%) 86% 11% 3% 100% TOP 10 INSTITUTIONAL EXPOSURES TO CORPORATIONS AND NBFIS3 (% OF TCE) 1.2 1.1 1.1 1.2 Sep-21 Sep-22 Sep-23 Sep-24 TOP 10 EXPOSURES TO CORPORATIONS & NBFIS AT 30 SEPTEMBER 2024 ($M)4 0 600 1,200 1,800 2,400 A A-A-A A BBB A-A-A-AA-PORTFOLIO COMPOSITION CREDIT QUALITY 1 Risk grade equivalent. 2 Region is based on booking office. 3 NBFI is non-bank financial institutions. 4 Institutional counterparties; S&P rating or equivalent. Clearing house membership Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

0.19 0.13 0.11 0.16 0.47 0.32 0.39 0.47 0.21 0.19 0.22 0.23 0.49 0.43 0.54 0.59 1.36 1.07 1.26 1.45 Sep-21 Sep-22 Sep-23 Sep-24 Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard MOVEMENT IN STRESS BY SEGMENT (BPS) 126 11 3 3 2 145 Sep-23 Consumer Business & Wealth WIB New Zealand Sep-24 NEW AND INCREASED GROSS IMPAIRED ASSETS ($M) 897 222 222 174 284 864 614 208 193 417 FY20 FY21 FY22 FY23 FY24 1H 2H STRESSED EXPOSURES AS A % OF TCE CREDIT QUALITY METRICS CREDIT QUALITY 54 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 Property Wholesale & retail trade Services Manufacturing Agriculture, forestry & fishing Property & business services Utilities Transport & storage Construction Accommodation cafes & restaurants Mining Sep-23 Mar-24 Sep-24 CORPORATE AND BUSINESS STRESSED EXPOSURES BY INDUSTRY SECTOR (%) EXPOSURE AND CREDIT QUALITY BY SECTOR Sector Finance & Insurance1 Property2 Wholesale & retail trade Services3 Manufacturing Agriculture, forestry & fishing Property & business services Utilities Transport & storage Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Sep-24 162.8 85.5 31.8 25.9 25.4 25.4 25.2 23.6 20.7 13.7 11.7 7.9 Mar-24 195.4 82.2 31.1 24.6 25.4 24.3 24.0 20.6 20.5 13.1 11.5 7.6 Stressed (%)5,6 Sep-24 0.1 2.7 5.6 3.8 4.1 5.0 3.1 0.1 2.2 4.9 4.1 4.1 Mar-24 0.1 2.6 5.2 3.0 3.1 5.2 2.8 0.5 1.1 5.7 3.7 5.2 Impaired (%)6 Sep-24 0.0 0.1 0.8 0.4 0.9 0.5 0.4 0.0 0.4 0.7 0.2 0.2 Mar-24 0.0 0.1 0.7 0.4 0.6 0.3 0.5 0.0 0.1 0.6 0.3 0.1 CREDIT QUALITY ACROSS SECTORS CREDIT QUALITY 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE. 55 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Downgrades of a small number of customers Large single name downgrade Large single name downgrade

CREDIT QUALITY

SECTORS IN FOCUS: COMMERCIAL PROPERTY

- Single credit policy, supported by industry sector concentration limits
- Maintained credit standards, with close oversight of portfolio
- Managed by specialist relationship teams, dedicated credit officers and subject matter experts
- Limited risk appetite for lower grade office buildings
- Weighted average LVR for the Australian secured portfolio <50%
- Credit policy maximum LVR at origination 65%[1]
- 85% fully secured[2]

COMMERCIAL PROPERTY EXPOSURES (% OF TCE)


6.2
6.4
6.6
6.6
6.8
Sep-21
Sep-22
Sep-23
Mar-24
Sep-24

COMMERCIAL PROPERTY PORTFOLIO COMPOSITION (TCE) (%)

Sub-sector


20
25
18
17
15
5
Office
Retail
Residential
Industrial
Corporate
Other

	Sep-23[5]	Mar-24	Sep-24
TCE ($bn)	80.7	82.2	**85.5**
% of Group TCE	6.63	6.63	**6.83**
Lending ($bn)	63.4	65.2	**68.8**
Median risk grade (S&P equivalent)	BB-	BB-	**BB**
% of portfolio graded as stressed[3,4]	2.62	2.57	**2.66**
% of portfolio impaired[4]	0.08	0.07	**0.09**

COMMERCIAL PROPERTY PORTFOLIO COMPOSITION (TCE) (%)

Borrower type


29
8
49
14
Investors & developers <$10m
Developers >$10m
Investors >$10m
Diversified property groups and property trusts

Region[6]


17
13
7
7
3
8
45
NSW & ACT
VIC
QLD
SA, NT & TAS
WA
NZ & Pacific
Institutional

1 Policy exception can be made under limited circumstances. 2 Fully secured is where the exposure is less than 100% of the bank extended value of the security, which is a discount of the market value of the security. 3 Includes impaired exposures. 4 Percentage of commercial property portfolio TCE. 5 Prior periods have been restated. 6 Region is based on booking office.

56 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SECTORS IN FOCUS: COMMERCIAL PROPERTY – OFFICE; CONSTRUCTION

CREDIT QUALITY

COMMERCIAL PROPERTY – OFFICE

	Sep-23[3]	Mar-24	Sep-24
TCE ($bn)	17.7	17.0	**17.2**
% of Group TCE	1.45	1.37	**1.38**
Lending ($bn)	14.9	14.9	**15.0**
Median risk grade (S&P equivalent)	BB-	BB-	**BB-**
% of portfolio graded as stressed[1,2]	2.35	2.38	**3.89**
% of portfolio impaired[2]	0.10	0.14	**0.28**

- Office exposure has reduced to 1.4% of Group TCE in Sep-24 from 2.1% in Sep-20
- Weighted towards premium, A & B grade office assets in major CBD locations
- Specialist property relationship teams manage all office exposures >$10m TCE
- Tightened risk appetite settings for lower grade office assets since start of COVID-19

S&P EQUIVALENT RISK GRADE


4
4
28
42
22
A+ to A-
BBB+ to BBB-
BB+ to BB
BB- to B+
<B+

CONSTRUCTION

	Sep-23[3]	Mar-24	Sep-24
TCE ($bn)	12.9	13.1	**13.7**
% of Group TCE	1.06	1.05	**1.10**
Lending ($bn)	7.6	7.6	**8.3**
% of portfolio graded as stressed[1,2]	6.85	5.75	**4.93**
% of portfolio impaired[2]	0.61	0.62	**0.72**

PORTFOLIO SECURITY COMPOSITION (TCE) (%)


22
17
61
Fully secured
Partially secured
Unsecured

PORTFOLIO BY SUB-SECTOR (TCE) (%)


12
23
17
9
5
5
29
Building construction
Installation services
Site prep services
Structure services
Completion services
Other services
Non-building construction

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated.

57 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

Sep-233 Mar-24 Sep-24 TCE ($bn) 10.8 11.5 11.7 % of Group TCE 0.89 0.93 0.94 Lending ($bn) 9.2 9.8 10.2 % of portfolio graded as stressed1,2 3.70 3.75 4.08 % of portfolio impaired2 0.37 0.34 0.23 58 RETAIL TRADE Sep-233 Mar-24 Sep-24 TCE ($bn) 12.8 12.0 12.4 % of Group TCE 1.05 0.97 0.99 Lending ($bn) 8.4 7.6 8.5 % of portfolio graded as stressed1,2 3.65 4.71 6.05 % of portfolio impaired2 0.59 1.22 1.21 PORTFOLIO SECURITY COMPOSITION (TCE) (%) 47 22 31 Fully secured Partially secured Unsecured PORTFOLIO BY SUB-SECTOR (TCE) (%) 50 24 26 Personal and household goods retailing Motor vehicle retailing and services Food retailing ACCOMMODATION, CAFES AND RESTAURANTS PORTFOLIO SECURITY COMPOSITION (TCE) (%) 86 10 4 Fully secured Partially secured Unsecured PORTFOLIO BY SUB-SECTOR (TCE) (%) 37 38 20 5 Accommodation Pubs, taverns and bars Cafes and restaurants Clubs (hospitality) SECTORS IN FOCUS: ACCOMMODATION, CAFES AND RESTAURANTS; RETAIL TRADE CREDIT QUALITY 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated. Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SECTORS IN FOCUS: AGRICULTURE; MINING; MANUFACTURING

CREDIT QUALITY

AGRICULTURE

	Sep-23[3]	Mar-24	Sep-24
TCE ($bn)	24.1	24.3	**25.4**
% of Group TCE	1.98	1.96	**2.03**
Lending ($bn)	20.7	20.7	**22.1**
% of portfolio graded as stressed[1,2]	4.62	5.18	**5.03**
% of portfolio in impaired[2]	0.18	0.26	**0.48**

MINING (INCL. OIL AND GAS)

	Sep-23[3]	Mar-24	Sep-24
TCE ($bn)	8.1	7.6	**7.9**
% of Group TCE	0.66	0.61	**0.63**
Lending ($bn)	2.7	2.7	**3.0**
% of portfolio graded as stressed[1,2]	5.20	5.18	**4.08**
% of portfolio in impaired[2]	0.16	0.12	**0.17**

MANUFACTURING

	Sep-23	Mar-24	Sep-24
TCE ($bn)	24.7	25.4	**25.4**
% of Group TCE	2.03	2.05	**2.03**
Lending ($bn)	12.1	12.1	**12.7**
% of portfolio graded as stressed[1,2]	3.11	3.11	**4.11**
% of portfolio in impaired[2]	0.42	0.57	**0.90**

AGRICULTURE PORTFOLIO BY SUB-SECTOR (TCE) (%)


27
24
22
10
3
3
2
2
2
2
Dairy
Beef & sheep
Grain
Horticulture
Services to agriculture
Cotton
Viticulture
Forestry & logging
Fishing & aquaculture
Poultry
Other

MINING PORTFOLIO BY SUB-SECTOR (TCE) (%)


23
29
15
18
1
14
Oil and gas
Metal ore
Iron ore
Mining services
Coal
Other

MANUFACTURING PORTFOLIO BY SUB-SECTOR (TCE) (%)


27
22
15
14
7
15
Food and beverage
Machinery and equipment
Petroleum, coal, chemical and associated product
Metal product
Non-metallic mineral product
Other

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Prior periods have been restated.

59 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

6.5 2.2 8.7 6.6 2.2 8.8 6.3 2.2 8.5 Credit cards Personal loans Total consumer finance Sep-23 Mar-24 Sep-24 AUSTRALIAN CONSUMER FINANCE PORTFOLIO1 AUSTRALIAN CONSUMER FINANCE 90+ DELINQUENCIES (%) 0.73 2.70 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Credit cards Personal loans AUSTRALIAN CONSUMER FINANCE PORTFOLIO ($BN)1 CREDIT CARD ACCOUNTS PAYING MINIMUM REPAYMENT (%)2 4.81 4.65 4.20 4.22 3.97 4.08 3.94 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 AUSTRALIAN CONSUMER FINANCE CREDIT QUALITY 1 Excludes margin lending and auto finance (in runoff). 2 Minimum repayment over at least six consecutive months. Minimum repayment defined as <=5% of each months statement cycle balance. 60 Sep-23 Mar-24 Sep-24 Lending ($bn) 8.7 8.8 8.5 As a % of Group loans 1.1 1.1 1.1 30+ day delinquencies (%) 1.98 2.41 2.40 90+ day delinquencies (%) 1.01 1.17 1.23 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

1 10 21 2 65 1 10 21 2 65 1 9 22 2 66 0 13 23 4 60 LOC IPL-I/O IPL-P&I OO-I/O OO-P&I Sep-23 (Portfolio) Mar-24 (Portfolio) Sep-24 (Portfolio) 2H24 Flows 11 3 3 4 4 4 6 13 15 21 17 Pre-2015 2016 2018 2020 2022 2024 Australian mortgage portfolio Sep-23 balance Mar-24 balance Sep-24 balance 2H24 flow1 Total portfolio ($bn) 485.6 495.2 503.3 55.2 Owner occupied (OO) (%) 67.1 67.8 67.9 64.0 Investment property loans (IPL) (%) 31.6 31.0 31.1 36.0 Portfolio loan/line of credit (LOC) (%) 1.3 1.2 1.0 0.0 Variable rate / Fixed rate (%) 76/24 85/15 91/9 99/1 Interest only (I/O) (%) 12.8 12.3 11.8 17.9 Proprietary channel (%) 50.8 49.4 48.2 36.4 First home buyer (%) 10.8 11.3 11.8 13.3 Mortgage insured (%) 13.1 12.6 11.7 4.5 Sep-23 Mar-24 Sep-24 2H24 flow1 Average loan size2 ($’000) 301 309 319 521 Customers ahead on repayments including offset account balances (%) By accounts 79 80 83 By balances 75 77 80 BY PRODUCT AND REPAYMENT TYPE (%) BY YEAR OF ORIGINATION (% OF TOTAL BOOK) AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION MORTGAGE CREDIT QUALITY Charts may not add to 100 due to rounding. 1 Flow is new mortgages settled in the 6 months ended 30 September 2024. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 61 Calendar year Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

17.5 21.1 27.3 28.9 22.7 10.6 7.1 5.8 5.9 17.6 18.1 20.6 24.4 21.9 11.3 7.7 7.9 7.0 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Jun-24 Major banks ex Westpac Westpac DEBT-TO-INCOME >=6X AT ORIGINATION (%) AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION AND PERFORMANCE MORTGAGE CREDIT QUALITY Source: APRA, Westpac. Charts may not add to 100 due to rounding. 62 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 41 29 15 8 7 NSW/ACT VIC/TAS QLD WA SA/NT PORTFOLIO BY STATE (%) 90+ DAY DELINQUENCIES BY STATE (%) 0.0 1.0 2.0 3.0 4.0 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 ALL NSW/ACT VIC/TAS QLD WA SA/NT APPLICANT GROSS INCOME BAND (2H24 DRAWDOWNS, % BY APPROVED LIMITS) 2 4 6 9 20 46 14 0 1 3 4 12 56 23 <75k 75k to 100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment Property

25 20 36 12 7 0 22 17 41 12 7 1 66 14 12 6 1 0.4 0.6 0 10 20 30 40 50 60 70 80 90 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 2H24 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR LOAN-TO-VALUE RATIOS (%) SERVICEABILITY ASSESSMENT CREATES A BUFFER FOR BORROWERS AUSTRALIAN MORTGAGE PORTFOLIO LOAN-TO-VALUE RATIOS (LVRS) AND OFFSET ACCOUNTS MORTGAGE CREDIT QUALITY 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. 4 Includes RAMS from Sep-20 onwards. Charts may not add to 100 due to rounding N/A 1 • Loans are assessed at the higher of: − The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%; or − The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria including LVR, bureau score and repayment amounts • Interest only (I/O) loans: Assessed based on the residual principal and interest (P&I) term using the applicable P&I rate, plus a 3.0% buffer • New fixed rate loans: Assessed on the variable rate to which the loan will revert after the fixed period, plus a buffer Australian mortgage portfolio LVRs Sep-23 balance Mar-24 balance Sep-24 balance Weighted averages2 LVR at origination (%) 72 71 71 Dynamic LVR1 (%) 50 49 49 LVR of new loans3 (%) 67 70 70 63 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack OFFSET ACCOUNT BALANCES4 ($BN) 39 41 46 51 53 57 63 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24

2 24 20 19 14 22 2 18 19 21 17 24 Behind On time < 1mth < 6mths >2yrs Sep-23 Sep-24 (% by accounts) CUSTOMERS AHEAD ON REPAYMENTS2 BUFFER TO BALANCE RATIO1 (%) AUSTRALIAN MORTGAGE PORTFOLIO REPAYMENT BUFFERS MORTGAGE CREDIT QUALITY Charts may not add due to rounding. 1 Excludes Line of Credit. Buffer equals the Current Limit less Outstanding Balance plus Offset Balance. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Measures of customers ahead on repayments for September 2023 have been restated to reflect changes in determining account limits when calculating prepayment amounts. 11 14 9 4 6 4 17 15 Sep-23 Sep-24 37 43 Investment property loans – (generally maintain higher balances for tax purposes) Accounts opened in the last 12 months Structural restrictions on repayments e.g. fixed rate Residual – <1 month >6mths repayment buffer to <2yrs Loans ‘on time’ and <1mth ahead 18.5 19.0 19.4 19.4 19.7 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 64 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack 33 18 15 16 16 1 >2yrs >6mths <2yrs <6 mths < 1 mth On time Behind Buffer = Current Limit – Outstanding Balance + Offset Balance (% by balances) CHANGES IN CUSTOMER BUFFERS1 (%) Owner-occupied variable rate customers change in buffer over 12 months (by balances) 0.0 20.0 40.0 60.0 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Increased Unchanged Decreased

AUSTRALIAN MORTGAGE PORTFOLIO FIXED-RATE LOANS

MORTGAGE CREDIT QUALITY

- Approx. $174bn of fixed-rate loans have expired or refinanced since 1 October 2021
- Fixed-rate loans are now 9% of the Australian mortgage portfolio and new flows are <1%
- Average fixed period for the remaining fixed-rate portfolio is 3.4 years
- $20bn fixed rate loans expiring in 1H25, with an average fixed rate of approximately 2.8%[1]
- Most remaining fixed rate borrowers are well placed to manage higher repayments
  - 51% also have a variable rate loan

FIXED RATE MORTGAGE EXPIRY SCHEDULE ($BN, FOR THE 6MTHS TO)


Expired
Yet to expire
19
20
19
51
37
28
20
14
11
Mar-22
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24[2]
Mar-25
Sep-25
>Sep-25

PORTFOLIO BY INCOME BAND (%)


Fixed
Variable
Total
18 11 12
25 19 19
19 19 19
38 51 50
<$100k
>$100k - $150k
>$150k - $200k
>$200k

PORTFOLIO ARREARS (%)


Fixed
Variable
Total
30+ Delinquency
90+ Delinquency
0.7 1.8 1.5
1.2 1.8 1.8
0.3 1.0 0.9
0.7 1.1 1.1
Sep-23
Sep-24
Sep-23
Sep-24

PORTFOLIO BY DYNAMIC LVR[3] (%)


Fixed
Variable
Total
73 65 66
23 27 26
3 6 6
1 2 2
0.3 0.7 0.6
0-60
>60-80
>80-90
>90-100
>100

Charts may not add to 100 due to rounding

1 On a balance weighted basis. 2 Scheduled expiry for 6 months to Sep-24 was $31bn. Actual expiry $28bn. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic.

65 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

66 CREDIT POLICY AT SEPTEMBER 2024 Income • Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYG payment summaries or ATO Income Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses Credit Score & Credit Bureau • Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required Expenses • Assessed as the higher of a borrower’s declared expenses or HEM1 comparable expenses plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment For serviceability assessment, loans are assessed at the higher of: The customer interest rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%, or The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria • For I/O loans, serviceability is assessed on a P&I basis over the residual term • New fixed rate loans assessed on the variable rate to which the loan will revert after fixed period, plus a buffer • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; >7x referred for manual credit assessment where LVR >80% • Credit card repayments assessed at 3.8% of limit or balance whichever is higher Genuine savings deposit requirements • Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90% or >80% for Home Guarantee Scheme Loans). Any Home Owner Grants are not considered genuine savings Security • LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas, generally capital city CBD’s and properties in towns heavily reliant on a single industry, e.g. mining, tourism LMI • Mortgage insurance for higher risk loans, such as LVRs >80%. Special package policy waivers apply for certain professionals and Westpac Group staff Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO UNDERWRITING MORTGAGE CREDIT QUALITY 1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute.

Australian mortgage portfolio Sep-23 Mar-24 Sep-24 90+ day delinquencies (bps): Total portfolio1 inc. impaired mortgages 86 106 112 Owner occupied loans 84 106 115 Investment property loans 85 99 99 Principal & interest loans 89 109 115 Interest only loans 54 68 69 First Home Buyers 99 119 120 30+ day delinquencies total portfolio (bps) 154 181 182 Sep-23 Mar-24 Sep-24 Customers in hardship2 including 6mth serviceability period (by balances, bps) 71 105 114 Consumer properties in possession (number) 210 190 201 Impaired mortgages (by balances, bps) 6 7 10 Mortgage losses net of insurance ($m, for 6 months ending) 21 20 23 Annual mortgage loss rate3 (bps) 0.7 0.8 0.9 30+ DAY AND 90+ DAY DELINQUENCIES (%) 0.67 1.12 1.82 0.0 1.0 2.0 3.0 4.0 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 90+ dpd excl. 6 months serviceability hold-out period and RAMS (closed to new customers) 90+ day delinquencies 30+ day delinquencies 90+ DAY DELINQUENCIES BY VINTAGE (%) 0.0 1.0 2.0 3.0 4.0 0 6 12 18 24 30 36 42 48 54 60 FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 AUSTRALIAN MORTGAGE PORTFOLIO PERFORMANCE MORTGAGE CREDIT QUALITY 1 Total portfolio includes Line of Credit loans. 2 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. 3 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending. Months on book 67 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

68 HARDSHIP1 BALANCES BY SUPPORT SOLUTION (% FY24 NEW HARDSHIP ACCTS)2 32 57 10 2 Reduced repayments (temporarily) No repayments (temporarily) Capping of arrears (arrears capitalised into the principal owed, repayments are recalculated) Other (may include standalone term extension or other tailored solution) HARDSHIP1 BALANCES (% OF PORTFOLIO) 1.14 0.00 0.50 1.00 1.50 2.00 2.50 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Non-COVID-19 support COVID-19 support . Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack AUSTRALIAN MORTGAGE PORTFOLIO MORTGAGE CREDIT QUALITY 1 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. 2 Charts may not add to 100 due to rounding. 3 In 2H21 Westpac Lender’s Mortgage Insurance Limited was sold to Arch Capital Group. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 4 Includes loans where LMI applies to >70% LVR loans, for example, single industry towns. TOTAL PORTFOLIO BY INSURANCE PROFILE3 (%) 12 7 81 Insurance not required (Low risk profile including loans <80% LVR) Not insured >80% LVR (Policy for certain professionals and Westpac staff) Insured4 (>80% LVR)

AUSTRALIAN MORTGAGE PORTFOLIO INTEREST ONLY AND INVESTMENT PROPERTY LENDING

MORTGAGE CREDIT QUALITY

INTEREST ONLY (I/O) LENDING BY DYNAMIC LVR[1] AND INCOME BAND (% OF TOTAL I/O LENDING)


Applicant gross income bands
<$100k
$100k – $250k
>$250k
60
36
21
3
30
20
9
1
10
7
3
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

INVESTMENT PROPERTY PORTFOLIO BY NUMBER OF PROPERTIES PER CUSTOMER (%)


1
2
3
4
5
6+
70
21
5
2
1
1

SCHEDULED I/O TERM EXPIRY[2] (% OF TOTAL I/O LOANS)

I/O portfolio $59bn (12% of portfolio) at 30 September 2024


15
17
17
16
20
14
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Investment property lending (IPL) portfolio		Sep-23	Mar-24	Sep-24
Investment property loans ($bn)		153	153	**157**
Weighted averages	LVR of IPL loans at origination (%)	70	70	**70**
	LVR of new IPL loans in the period (%)	68	70	**70**
	Dynamic LVR[1] of IPL loans (%)	50	49	**48**
Average loan size[3] ($'000)		337	343	**351**
Customers ahead on repayments including offset accounts[4] (%)		65	67	**70**
90+ day delinquencies (bps)		85	99	**99**
Annualised loss rate (net of insurance claims) (bps)		1.5	1.7	**1.5**

Charts may not add to 100 due to rounding. 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Based on outstanding balance. Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

69 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

MORTGAGE PORTFOLIO LVR4 (% OF PORTFOLIO) 51.2% 20.1% 20.1% 6.0% 2.6% 0<=60 60<=70 70<=80 80<=90 90+ BUSINESS STRESSED EXPOSURES TO BUSINESS TCE (%)5 Mortgage portfolio Sep-23 Sep-24 Total portfolio (NZ$bn)1 65.8 68.0 Owner occupied (%) 74.1 74.4 Investment property loans (IPL) (%) 25.9 25.6 Broker introduced (%) 51.9 53.8 Proprietary channel (%) 48.1 46.2 Fixed/ variable split (%) 91/9 89/11 Interest only (I/O) (%) 16.5 15.5 LVR 80<=90 5.0 6.0 Loan to Value Ratio (LVR) >90% 2.4 2.6 Mortgage 90+ day delinquencies (%) 0.33 0.49 Mortgage 30+ day delinquencies (%) 0.71 0.96 Unsecured consumer portfolio (NZ$bn)2 1.2 1.2 MORTGAGE 90+ DAY DELINQUENCIES3 (%) 0.49 0.0 0.2 0.4 0.6 0.8 1.0 Sep-16 Sep-18 Sep-20 Sep-22 Sep-24 UNSECURED CONSUMER 90+ DAY DELINQUENCIES3 (%) 0.87 0.0 1.0 2.0 3.0 Sep-16 Sep-18 Sep-20 Sep-22 Sep-24 NEW ZEALAND CREDIT QUALITY NEW ZEALAND CREDIT QUALITY 1 Mortgage portfolio indicates gross loans. 2 Unsecured consumer portfolio indicates outstanding balance. 3 In May-19 we made changes to the reporting of customers in hardship to align to the method used by APRA. 4 LVR based on current loan property value at latest credit event. 5 Chart may not add due to rounding. 91% of mortgage portfolio has an LVR less than 80% 0.1 0.2 0.2 0.3 0.3 0.3 2.1 2.1 2.4 2.5 2.5 2.8 Sep-23 Mar-24 Sep-24 Watchlist & substandard Non-performing, not impaired Impaired 70 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CAPITAL, FUNDING AND LIQUIDITY

CET1 CAPITAL RATIO 12.49%

CAPITAL, FUNDING AND LIQUIDITY

LEVEL 2 CET1 CAPITAL RATIO MOVEMENTS (%, BPS)



83
(60)
19
(34)
(14)
12.55
12.49
(38)
12.11
Share buyback completed: $1bn, (22bps)
Special dividend: $0.5bn, (12bps)
IRRBB reduction: 16bps
Op risk overlay reduction: 18bps
Data refinement: 10bps
Credit quality: (15bps)
Lending growth: (14bps)
Mar-24
Net profit
1H24 dividend
RWA
Capital return
Other[1]
Sep-24
Remaining capital return[2]
Sep-24 Pro forma

Key capital ratios (%)	Sep-23	Mar-24	Sep-24
Level 2 CET1 capital ratio	12.4	12.5	**12.5**
Additional Tier 1 capital ratio	2.2	2.5	**2.3**
Tier 1 capital ratio	14.6	15.0	**14.8**
Tier 2 capital ratio	5.9	6.4	**6.6**
Total regulatory capital ratio	20.5	21.4	**21.4**
Risk weighted assets (RWA) ($bn)	451	444	**437**
Leverage ratio	5.5	5.5	**5.3**
Level 1 CET1 capital ratio	12.6	12.8	**12.7**
Internationally comparable ratios[3]			
Leverage ratio (internationally comparable)	6.0	6.0	**5.8**
CET1 capital ratio (internationally comparable)	18.7	18.6	**18.3**

1 Capital deductions and other items including FX translation impacts. 2 Includes on market share buyback extension of up to $1bn and remaining on market share buyback announced in Nov-23 and May-24. 3 Internationally comparable methodology references the Australian Banking Association (ABA) study on the comparability of APRA's new capital framework and finalised reform released on 10 March 2023.

72 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

451.4 444.4 5.1 4.8 0.8 437.4 - (3.2) (0.5) (1.7) (5.6) (6.7) Sep-23 Mar-24 Credit quality Lending Counter-party credit and MTM risk Data refinement FX translation Market risk IRRBB Operational risk Other Sep-24 RISK WEIGHTED ASSETS1 (RWA) ($BN) IRRBB RWA1 ($BN) 16 8 (1) 20 21 23 5 5 6 40 34 28 4.26 3.79 3.54 -4 -3 -2 -1 0 1 2 3 4 -10 0 10 20 30 40 50 60 Sep-23 Mar-24 Sep-24 Embedded loss/(gain) Repricing and yield curve risk Optionality and basis risk 3y Swap rate (in %) RISK WEIGHTED ASSETS CAPITAL, FUNDING AND LIQUIDITY 1 Chart may not add due to rounding. 2 Mark to market (MTM). 2 Down $7bn or 1.6% Credit RWA up $6.2bn or 1.8% See below 73 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

REGULATORY CAPITAL CHANGES 74 Implementation Change Details Expected impact on the Group’s capital ratios 1 Jan 2027 (proposed) Additional Tier 1 Capital • In September 2024, APRA released a discussion paper outlining potential amendments to the prudential framework and is seeking feedback regarding the proposed removal of Additional Tier 1 capital • Proposed changes will impact the CET1 minimum, CET1 buffers and T2 requirements 1 Oct 2025 Expected to be 2027 APS117 – IRRBB APS116 – Market Risk • APRA released the final APS117 in July 2024, which will come into effect on 1 October 2025. The intention is to standardise aspects of the IRRBB capital to reduce volatility through time and variations between ADIs. • APRA is yet to commence consultation on Fundamental Review of the Trading Book 1 Jan 2024 and 1 Jan 2026 Loss Absorbing Capacity (LAC) • Total capital ratio requirement: − Current 16.75% − 1 January 2026 18.25% Current and finalised by 1 Jul 2028 RBNZ Capital Review • D-SIBs1 total capital requirements increasing to 18% by 1 July 2028. Includes Tier 1 capital requirement of 16% of which 13.5% must be CET1 capital CAPITAL, FUNDING AND LIQUIDITY This page contains ‘forward looking statements’. Please refer to the disclaimer on page 120. 1 Domestically systemically important bank (D-SIB). Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

INTERNATIONALLY COMPARABLE CAPITAL RATIO RECONCILIATION[1]

CAPITAL, FUNDING AND LIQUIDITY

APRA's capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. The following details the adjustments and how Westpac's APRA CET1 capital ratio aligns to an internationally comparable ratio:

Westpac's CET1 capital ratio (APRA basis)		**12.5**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.0
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.6
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.7
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	1.1
RWA scaling factor	APRA applies a scaling factor to all Advanced IRB[2] credit RWAs. The BCBS does not apply this scalar	0.9
Property finance	APRA applies an additional scaling factor to property finance RWA. The BCBS does not apply this scalar	0.4
Residential mortgages	APRA applies scaling factors to mortgage RWAs for higher risk segments such as interest only and investor mortgages and applies a standardised risk weight to certain mortgages. The BCBS does not apply this treatment	1.8
Non-retail Loss Given Default (LGD)	Non-retail LGD's under the Foundation IRB (F-IRB) and Advanced IRB approaches differ from the BCBS	(0.3)
New Zealand	APRA requires New Zealand RWAs to be largely calculated in accordance with the RBNZ rules. The RBNZ rules are more conservative than BCBS	0.6
Internationally comparable CET1 capital ratio		**18.3**
Internationally comparable Tier 1 capital ratio		**21.3**
Internationally comparable total regulatory capital ratio		**29.9**

1 Internationally comparable methodology references the ABA study on the comparability of APRA's new capital framework and finalised reform released on 10 March 2023. 2 Internal ratings-based approach (IRB).

75 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

China Merchants Bank ICBC China Construction Bank Bank of China Rabobank BBVA Agricultural Bank of China Intesa Sanpaolo Norinchukin Bank ANZ UBS HSBC Westpac, 5.8% Unicredit CBA Lloyds Sumitomo Mitsui Mitsubishi UFJ NatWest Danske Bank BPCE Barclays Nordea Santander Standard Chartered ING Group Mizuho FG Deutsche Bank BNP Paribas Commerzbank Scotiabank CIBC Bank of Montreal Royal Bank of Canada Societe Generale Toronto Dominion Bank Credit Agricole SA 0% 2% 4% 6% 8% ANZ Danske Bank CBA Westpac, 18.3% NAB Nordea Unicredit Rabobank Goldman Sachs BPCE Morgan Stanley JPMorgan Chase HSBC Norinchukin Bank UBS Commerzbank Standard Chartered Intesa Sanpaolo Lloyds ING Group China Construction Bank NatWest China Merchants Bank ICBC Barclays Citigroup BBVA BNP Paribas Deutsche Bank Mitsubishi UFJ Scotiabank CIBC Mizuho FG Societe Generale Royal Bank of Canada Bank of Montreal Toronto Dominion Bank Sumitomo Mitsui Santander Wells Fargo Bank of China Bank of America Credit Agricole SA Agricultural Bank of China 0% 5% 10% 15% 20% COMMON EQUITY TIER 1 RATIO1 (%) 76 LEVERAGE RATIO (%) WELL PLACED ON INTERNATIONALLY COMPARABLE CAPITAL, FUNDING AND LIQUIDITY 1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided enough to estimate. Based on company reports/presentations. Ratios are at 30 June 2024, except for National Australia Bank and ANZ which are at 31 March 2024, Bank of Montreal, Toronto Dominion Bank, Royal Bank of Canada, CIBC and Scotiabank which are at 31 July 2024, and Westpac which is at 30 September 2024. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017 and has therefore been excluded. Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

• Focus on stable funding sources • Customer deposits provide 67% of total funding, or 72% excluding equity 65 66 67 7 8 7 1.4 0.4 1.0 10 10 10 5 4 4 6 6 7 6 6 4 Sep-22 Sep-23 Sep-24 77 NET STABLE FUNDING RATIO (%) 115 112 0.0 4.3 0.2 (0.9) (3.8) (2.5) Sep-23 Capital Retail/ SME Deposits Wholesale funding Liquids and other Loans TFF run-off and impact of APS 112 Sep-24 CUSTOMER DEPOSITS AND NET LOANS ($BN) 613 641 674 740 773 807 82.9 82.9 83.5 Sep-22 Sep-23 Sep-24 FUNDING BY RESIDUAL MATURITY (%) Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack FUNDING COMPOSITION CAPITAL, FUNDING AND LIQUIDITY 1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, available-for-sale securities and cash flow hedging reserves. 3 Other includes derivatives and other assets. Charts may not add to 100 due to rounding Wholesale offshore >1yr Wholesale onshore <1yr1 Wholesale onshore >1yr Wholesale offshore <1yr1 Securitisation Equity2 Customer deposits Customer deposits Net loans Customer deposits to net loans ratio (%) Customer deposits 72% of total funding excluding equity 3

78 LCR ($BN) 95 173 9 26 130 173 Net cash outflows HQLA MOVEMENT IN LCR (%) 134 133 (6.6) (0.2) (2.0) 4.3 3.9 Sep-23 Qtr HQLA RBNZ eligible securities Customer deposits Wholesale funding Other flows Sep-24 Qtr HIGH QUALITY LIQUID ASSETS (HQLA) (%) 33 11 44 12 Cash and balances with central banks Balances with foreign central banks Australian government and semi-government bonds Other HQLA LCR DEPOSIT MIX (%) 33 36 15 16 Stable retail and SME deposits Less stable retail and SME deposits Operational deposits Non-operational deposits Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack LIQUIDITY COVERAGE RATIO (LCR) CAPITAL, FUNDING AND LIQUIDITY 1 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 2 Other HQLA includes securities issued by foreign sovereigns and repo-eligible qualifying assets in foreign jurisdictions, including RBNZ eligible securities. Liquid assets HQLA 1 Net cash outflows (NCOs) Other flows1 Wholesale funding Customer deposits 2 $173bn $510bn September 2024 quarterly average 133% Chart does not add due to rounding Chart does not add due to rounding

APRA PROPOSAL TO PHASE OUT AT1 CAPITAL INSTRUMENTS

CAPITAL, FUNDING AND LIQUIDITY

PROPOSED CHANGES TO CAPITAL

- On 10 September 2024, APRA released a discussion paper outlining proposed changes to the capital framework for banks
- Under APRA's proposal to phase out the use of AT1 capital instruments, IRB banks, including Westpac, would be required to replace the current 1.5% of AT1 capital with 0.25% of CET1 capital and 1.25% of Tier 2 capital.
- Changes to capital requirements are proposed to come into effect from 1 Jan 2027. AT1 instruments are eligible to be included as Tier 2 capital until their first call date, with all existing AT1 instruments to be phased out by 2032.
- Westpac expects the replacement of AT1 securities with Tier 2 securities over the transition period to be manageable, should the proposal be implemented in its current form[1]

TOTAL CAPITAL


18.25
6.50
1.50
10.25
Current final requirements
18.25
7.75
10.50
Proposed requirements
21.38
6.56
2.33
12.49
Westpac as at 30 Sep 24
Tier 2
AT1
CET1

ADDITIONAL TIER 1 AND TIER 2 PROFILE[1,2] (NOTIONAL AMOUNT, A$BN)


Additional Tier 1
Tier 2
Issuance
First optional redemption date/Maturities
2.2
3.5
6.2
1.5
5.2
2.9
1.8
5.4
1.7
2.2
3.3
3.5
2.9
1.5
1.8
1.8
4.6
1.8
2.2
3.2
8.5
FY20
FY21
FY22
FY23
FY24
FY25
FY26
FY27
FY28
FY29
FY30
FY31
FY32
>FY32

1 This page contains 'forward looking statements'. Please refer to the disclaimer on page 120. 2 Represents A$ equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 30 September 2024 for redemptions/maturities. Securities in bullet format profiled to maturity date. Securities in callable format profiled to first call date. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided.

79 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CAPITAL, FUNDING AND LIQUIDITY

LONG TERM WHOLESALE FUNDING PROFILE

TERM DEBT ISSUANCE AND MATURITY PROFILE[1] ($BN)


Issuance
Maturities
34
31
35
43
35
42
33
34
28
29
25
28
18
12
FY19
FY20
FY21
FY22
FY23
FY24
FY25
FY26
FY27
FY28
FY29
>FY29
Funding for Lending Programme (NZ)
Term Funding Facility (Aus)
Tier 2 capital
Additional Tier 1 capital
Covered bond
Senior/Securitisation

TERM DEBT ISSUANCE[1,2] (%)

By program (%)


6
13
5
12
64
Senior Bonds
Covered Bonds
Additional Tier 1 Capital
Tier 2 Capital
Securitisation

By currency (%)


6
3
1
7
35
49
AUD
USD
EUR
GBP
NZD
Other

By tenor[3] (%)


2
19
15
10
6
48
1 year
2 years
3 years
4 years
5 years
>5 years

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for Additional Tier 1 capital instruments and callable Tier 2 capital instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided. Maturities exclude securitisation amortisation. 2 Charts may not add due to rounding. Data excludes Term Funding Facility and Funding for Lending Program. 3 Excludes securitisation.

80 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

6.6 2.0 2.0 3.0 4.5 5.0 6.5 Westpac 30 September 2024 January 2024 Requirements January 2026 Requirements Tier 2 LAC 81 LOSS-ABSORBING CAPACITY (LAC) TIER 2 CAPITAL SECURITIES OUTSTANDING (%) INDICATIVE WHOLESALE FUNDING COSTS (SPREAD ABOVE 3MTH BBSW) Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack LONG TERM WHOLESALE FUNDING CAPITAL, FUNDING AND LIQUIDITY 1 Includes Westpac New Zealand Limited (WNZL). WNZL Tier 2 does not count for APRA Tier 2 or LAC requirements. Represents A$ equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 30 September 2024 for redemptions/maturities. Securities in bullet format profiled to maturity date. Securities in callable format profiled to first call date. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided. 2 Back book data excludes securitisation and FLP. LONG TERM WHOLESALE FUNDING BACK BOOK (%) 57 49 69 78 86 38 57 76 90 104 0 50 100 150 1 year 2 year 3 year 4 year 5 year AUD 30-Sep-24 AUD 30-Sep-23 USD 30-Sep-24 USD 30-Sep-23 79 21 Callable Bullet 28 58 1 5 4 22 USD AUD Domestic AUD EMTN EUR NZD JPY SGD Tier 2 outstanding by format1 (notional amount) Tier 2 outstanding by currency1 (notional amount) By program2 (%) By currency2 (%) 54 23 17 6 Senior bonds Covered bonds Tier 2 capital AT1 capital 0 20 40 60 40 31 20 3 3 3 0 20 40 60 USD AUD EUR GBP NZD Other

SUPPORTING OUR CUSTOMERS

#1 MOBILE BANKING APP[1]

SUPPORTING OUR CUSTOMERS

COMPREHENSIVE FUNCTIONALITY

- Best in class Money Movement and account management[1]
- Bespoke loyalty offers with ShopBack
- Best overall loyalty program[2] with integrated rewards including Pay with Points

SEAMLESS USER EXPERIENCE

- Empowering self-service features including dispute a transaction with digital status tracking
- Push notification and secure messaging for account management
- Drag and drop functionality for quick, intuitive transfers
- Natural language search, powered by AI personalisation


FAST TRACK YOUR SAVINGS GOALS
Favourite accounts
Westpac Choice
$1,234.56
Money tools
+$1,234.56
-$284.50

SAFE AND SECURE[3]

- Proactive fraud and scam prevention including Westpac SaferPay™
- Enhanced protection from payment redirection scams and mistaken payments with Westpac Verify
- Embedded security with biometric authentication and safety education prompts
- Fraud alerts via push notification

INSIGHTFUL MONEY MANAGEMENT

- Personalised budgeting features including Bills Calendar
- Savings Finder helps identify bills or subscriptions to reduce or cancel
- Comprehensive financial management solutions such as Net Worth view and Financial Wellbeing
- Money smarts for children with weekly spend limit, pocket money, card lock and parental controls

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2024. 2 Westpac Rewards received the award for Best Overall Loyalty Program in Financial Services at the 2023/2024 Asia Pacific Loyalty Awards. 3 Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in 'Risk Management' in the 2024 Annual Report and 2024 Risk Factors.

83 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

EVOLVING OUR DIGITAL BANKING EXPERIENCE

SUPPORTING OUR CUSTOMERS

FRAUD & SCAMS

Westpac Verify, Westpac SaferPay™ and Dynamic CVC expansion[1]



Supporting customers against potential scams

MONEY MANAGEMENT

Savings Goals & Financial Wellbeing


FINANCIAL WELLBEING HUB

>1 million customers used money management features[2]

SERVICING & ONBOARDING

Enhanced digital request for Card Reissue with live tracking[3]


Track your new card with Australia Post

Empowering customers to digitally self-serve

PAYMENTS & TRANSACTIONS

Pay With Points



Australian first with >1 billion points redeemed[4]

LOYALTY & REWARDS

New Westpac Rewards Hub to explore, redeem & track rewards


Discover the benefits, Samantha

Bringing customers loyalty & rewards needs into a new digital experience

1 Includes expansion of SaferPay to Business and expansion of Dynamic CVV to St.George, Bank SA & BOM. 2 In the 90 days to Sept-24. 3 For consumer credit card customers. 4 Since launch in Jun-24.

84 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

356 372 395 412 429 5.48 5.64 5.80 5.92 6.02 2H22 1H23 2H23 1H24 2H24 Transactions (#m) Customers (#m) 0.37 0.44 0.47 0.51 0.52 43 43 44 50 51 2H22 1H23 2H23 1H24 2H24 Sales (#m) Sales (%) 4.91 5.21 5.43 5.55 5.63 2H22 1H23 2H23 1H24 2H24 DIGITAL SALES1,2 AVERAGE APP SESSIONS PER DAY1 (#M) DIGITAL ACTIVITY1 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack CUSTOMERS CONTINUE TO MIGRATE TO DIGITAL 1 Refer to pg. 118 for definitions. 2 Consumer only. Up 9% Up 4% Up 1% Up 4% Up 11% Up 2% SUPPORTING OUR CUSTOMERS 85 50 79 95 96 96 2H22 1H23 2H23 1H24 2H24 MORTGAGES PROCESSED ON DIGITAL ORIGINATION PLATFORM (%)

PROVIDING CASH SERVICES FOR AUSTRALIAN CUSTOMERS

SUPPORTING OUR CUSTOMERS

CHANGING CUSTOMER PREFERENCES

Digital payments have increased by 68%

#M, Avg. # of Monthly Transactions


70.0
41.6
FY19
FY24

Westpac ATM withdrawals have reduced by 62% since 2019

#M, Avg. # of Monthly Withdrawals


6.0
2.3
FY19
FY24

Westpac spent **~$330m as part of our commitment** to providing Australians access to cash

29% of ATM withdrawals are performed by **non-Westpac customers, at no fee**

Westpac customers have access to Australia's **largest fee-free** ATM network at over ~6,600 ATMs[1]

Customers can also transact in cash at over **3,400 locations through Bank@Post** as part of our Australia Post partnership

INVESTING IN SUPPORTING CASH SERVICES

Westpac ATMs used by other financial institution customers (%)


29
24
Up 23%
Sep-19
Sep-24

COST OF PROVIDING CASH SERVICES

~$330 million

Including the collaborative agreement to support Armaguard to maintain cash availability in the community

1 ATM numbers include Westpac Group ATMs, Precinct, ATMx and major bank ATMs.

86 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CONSUMER MFI SHARE1,2 CUSTOMER SATISFACTION (CSAT)2 NET PROMOTER SCORE (NPS)2 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack FRANCHISE 1 Main Financial Institution for Consumer customers. 2 For further details on metric provider see page 118. 3 Customer numbers have been restated. Customers related to businesses sold, held for sale or in runoff at Sep-24 have been excluded from all periods. 4 Other includes WIB, Westpac Pacific and Platforms customers. 5 New Zealand Consumer. Refer to page 118. Business Consumer Charts may not add due to rounding 12.5% 34.5% 11.7% 16.8% Peer 1 Peer 2 Peer 3 Westpac CUSTOMER NUMBERS3 (#M) New Zealand5 10.2 10.2 10.5 1.5 1.5 1.5 0.9 0.8 0.7 12.7 12.5 12.7 Sep-22 Sep-23 Sep-24 Australian banking New Zealand Other -5 0 5 10 15 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 WBC St.George Brands -15 -10 -5 0 5 10 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 WBC St.George Brands 7.0 7.2 7.4 7.6 7.8 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 WBC St.George Brands 7.2 7.4 7.6 7.8 8.0 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 WBC St.George Brands 4 Peers Peers Peers Peers SUPPORTING OUR CUSTOMERS 87 9 15 12 34 35 31 23 34 29 22 25 26 14 19 17 Sep-23 Mar-24 Sep-24 Westpac Peers 61 59 60 72 74 74 67 74 70 66 70 72 66 66 65 Sep-23 Mar-24 Sep-24 Westpac Peers

SCAM AND DIGITAL FRAUD DETECTION (%)2 DYNAMIC CVC USERS3 FY24 SNAPSHOT Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack PROTECTING CUSTOMERS FROM FRAUD AND SCAMS1 1 Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in ‘Risk Management’ in the 2024 Annual Report and 2024 Risk Factors. 2 Detection rate indicates the percentage of cases Westpac triggers alerts for. 3 Monthly average. 0% 5% 10% 15% 20% 0 5 10 15 20 25 30 35 Average daily users (LHS) Usage rate of eligible transaction (RHS) 55 71 66 74 65 80 Scam Fraud FY22 FY23 FY24 SaferPay launched helping protect customers from scams Launched scam-safe accord with other Australian banks Customer reported scam losses 29% lower compared to FY23 Top scams driving customer losses: investment, business email compromise, romance, threat & penalty and remote access >50% lower fraud vs cards with static CVC SUPPORTING OUR CUSTOMERS 88 ,000’s Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24

IN PARTNERSHIP WITH OPTUS, WESTPAC IS LAUNCHING WESTPAC SAFECALL 89 FEATURES Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack SUPPORTING OUR CUSTOMERS Westpac Safecall is currently being Piloted by Westpac Staff. Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in ‘Risk Management’ in the 2024 Annual Report and 2024 Risk Factors. Boosting customer trust and helping reduce scams and fraud Registered customers will receive verified branded in-app calls Market leading in Australia

ENHANCING BANKING PROTECTION FOR CUSTOMERS

SUPPORTING OUR CUSTOMERS


9:41
Rejected
Paid
We've paid $1,000.00 to John Smith.
They should have this Osko payment within a minute!

SAFERPAY

- Prompts customers to provide more information for high scam risk transactions
- Identifies potential scams using Artificial Intelligence
- High scam risk transactions blocked
- Challenged over 200k transfers; customers abandoned $150m in payments
- Averted $40m in customer scam losses in FY24



VERIFY

- Payee name verification
- Alerts customers to potential scams through risk indicators when adding new payees in digital banking
- Prevents more than 400 "fat-finger"/error payments per day
- Averted $1.7m in customer scam losses since launching in June 2024


st.george
Digital Card
Cardholder name
Elizabeth Smiths Citizen
Card number
1234 1234 1234 1234
Card expiry date
10/26
Dynamic CVV
000

DYNAMIC CVC – ALL BRANDS

- Distribution of dynamic CVC across St.George, BSA & BOM
- Generates new CVC every 24 hours
- ~50% lower fraud than a static CVC
- Average daily users ~29.8k
- Usage rate of eligible transactions 17%

Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in 'Risk Management' in the 2024 Annual Report and 2024 Risk Factors.

90 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SUPPORTING OUR CUSTOMERS

BROAD SUITE OF SECURITY FEATURES DRIVING DOWN CUSTOMER LOSSES

INVESTED OVER $100M IN DETECTION AND PREVENTION MEASURES SINCE FY21, SAVING CUSTOMERS OVER $630M IN FRAUD AND SCAM LOSSES



'Callstop' initiative launched and expanded in partnership with telcos
Enhancement of Westpac Verify to digital channel
Introduction of Westpac Verify
Introduction of cryptocurrency blocks
Introduction of SaferPay
Jan-23
Mar-23
May-23
Jul-23
Sep-23
Nov-23
Jan-24
Mar-24
May-24
Jul-24
Sep-24
Number of cases
Net customer loss

Advanced customer behavioural tools combatting remote access scams
Saved customers $30m in averted scam losses FY24

Biometric onboarding reduces identity theft, fraud and promotes digital usage
Saved $15m in averted fraud losses in FY24

Real-time blocking of questionable online merchants
Saved $117m for 1.2 million customer scam incidences in FY24

Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in 'Risk Management' in the 2024 Annual Report and 2024 Risk Factors.

91 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SYSTEM SECURITY DATA Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack CYBER SECURITY – A LAYERED DEFENCE No system can be 100% effective, systems are susceptible to human error and significant third-party risks. Cyber threats are continually evolving. Information should be read in conjunction with the Annual Report FY24 pages 25 and 46. EMPLOYEES Controls underpin who we hire; how we grant access; and how we monitor system use SUPPLIERS Security reviews, limited access to systems and data, and continual performance monitoring SYSTEM SECURITY Integrated approach to security of our systems, e.g. design reviews, patching and secure development CUSTOMERS Dedicated controls to help protect customers from fraud, including multi-factor authentication CORE SECURITY Core security capabilities across all systems, e.g. malware prevention, firewalls, email security MONITORING, INTELLIGENCE AND NETWORKS 24/7 monitoring of attacks and control weaknesses. Threat detection supported by cyber threat intelligence and information sharing partnerships MONITORING, CYBER INTELLIGENCE & PEER NETWORKS SUPPORTING OUR CUSTOMERS 92

SUSTAINABILITY

SUSTAINABILITY AND CLIMATE STRATEGY

SUSTAINABILITY

OUR PURPOSE	Creating better futures together					
PILLAR	Customer	Easy	Expert		Advocate	
THEMES	Support in good times and bad	Simpler, safer bank	Action on climate and nature		Equitable and inclusive society	
OBJECTIVES	1 Enhance financial inclusion and equality	2 Strengthen data security and protection	3 Become a net-zero, climate resilient bank	4 Become a nature positive bank	5 Respect and advance human rights	6 Enable diversity and inclusion

THREE AREAS OF CLIMATE ACTION

- Net-zero, climate resilient operations
- Supporting customer's transition to net-zero and to build their climate resilience
- Collaborate for impact on initiatives towards net-zero and climate resilience

2024 Annual Report


2024
ANNUAL
REPORT

2024 Climate Report


CLIMATE
REPORT

2024 Sustainability Index and Datasheet



Human Rights Position Statement and Action Plan


Westpac
Human Rights
Position Statement
and Action Plan

Other sustainability positions and disclosures include
Modern Slavery Statement
2023 Natural Capital Position Statement
New Zealand – Sustainability and Climate Reports
Sustainable Finance Framework
2024 Climate Methodologies Supplement

These sustainability pages contain 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer at the back of this pack. Details on our commitments, targets and other supporting information is in our 2024 Annual Report, Climate Report and Sustainability Index and Datasheet. See website for more information on our sustainability strategy

Reports available at westpac.com.au/sustainability

94 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SUSTAINABILITY

OUR CARBON FOOTPRINT

WE MUST UNDERSTAND OUR CARBON FOOTPRINT SO WE CAN TAKE ACTION WHERE IT MATTERS MOST

Greenhouse gas (GHG) emissions by source (tCO_2-e)	FY23	FY24	% of total
Scope 1: Direct emissions from controlled facilities, including fleet fuels, refrigerants, gas, diesel, LPG.	6,559	6,262	<0.1
Scope 2: Indirect emissions (market-based) from the generation of energy we have purchased, including purchased electricity.	14,489	2,303	<0.1
Scope 3 upstream emissions: Indirect emissions related to selected sources from our operations and supply chain.	61,044	57,655	<0.5
Scope 3 financed emissions: Indirect emissions related to our lending. Share of customers' scope 1 & 2 emissions.	26.2 $MtCO_2$-e	Not Reported	>99

Estimated FY23 financed emissions[1] (% of total)



28%
19%
14%
12%
6%
4%
4%
3%
3%
1%
1%
1%
1%
FY23 ABSOLUTE SCOPE 1 & 2 FINANCED EMISSIONS: 26.2 $MtCO_2$-e
Agriculture, forestry & fishing
Utilities
Manufacturing
Residential Mortgages
Trade
Mining
Transport & storage
Services
Commercial Real Estate
Construction
Finance & insurance
Accommodation, cafes & restaurants
Property services & business services

Chart does not add to 100% due to rounding

Refer to our Climate Methodologies Supplement for details of the methodologies for estimating our operational emissions and our Group financed emissions.

1 Sectors in our financed emissions analysis are based on ANZSIC codes. These sector definitions differ from those used for: (i) our 2030 emission reduction targets in line with our NZBA commitment; and, (ii) our reporting of Group Exposure by Sector included in our Climate Report and Sustainability Index and Datasheet.

95 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

OUR CLIMATE TARGETS

SUSTAINABILITY

PROGRESS ON OPERATIONAL EMISSIONS TARGETS[1]

Reduction in emissions from 2021 baseline (%)	FY23	FY24	2025 Target	2030 Target	Progress
Scope 1 and 2 emissions (market-based)	(66)	(86)	(64)	(76)	Surpassed 2030 target
Scope 3 (upstream) emissions	(38)	(41)	NA	(50)	On track for 2030 target

PROGRESS ON OUR NZBA SECTOR TARGETS[2]

13 targets in all 9 NZBA emissions-intensive sectors

Westpac sector	Change in emissions from baseline year[3] (%) FY22	FY23	2030 Target Implied % change
Power generation	(12)	(23)	(62)
Cement production	0	(5)	(14)
Upstream Oil and Gas	(18)	(45)	(23)
Thermal coal mining	(23)	(81)	(100)
Aviation (passenger aircraft operators)	(18)	(45)	(60)
Steel production	Given the small number of customers, our target %, baseline, and progress are not disclosed.		
Aluminium			
Commercial Real Estate (Offices)	n/a	(18)	(59)
Residential Real Estate (Australia)	n/a	(11)	(56)
Australia Beef and Sheep	4	4	(9)
Australia Dairy	(7)	(8)	(10)
New Zealand Beef and Sheep	(1)	(4)	(9)
New Zealand Dairy	4	(7)	(10)

1 For further details on our operational emissions and targets, see our Sustainability Index and Datasheet. 2 For further details on our NZBA sector targets, refer to our 2024 Climate Report and 2024 Climate Methodologies Supplement. 3 Baseline year for Commercial Real Estate and Residential Real Estate is 2022. Baseline year for Aluminium is 2023. Baseline year for all other NZBA sector targets is 2021.

96 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SUSTAINABILITY

ENGAGING WITH CUSTOMERS ON THE ESG TOPICS THAT MATTER MOST TO THEM

FY24 HIGHLIGHTS

- Engaged with 150+ institutional customers on their climate transition plans.
- Engaged over 120 business customers in the Commercial Real Estate sector to identify opportunities to support their progress.
- Discussing the requirements of our Sustainable Farm Loan with New Zealand agricultural customers.
- Explaining how we are considering natural capital.

INSTITUTIONAL CUSTOMERS ENGAGED ON CLIMATE TRANSITION PLANS BY SECTOR (%)


Consumer & Retail
3%
Agriculture
6%
Energy
24%
Property, Construction & Health
14%
Mining & Metals
12%
Utilities & Infrastructure
9%
Transport
10%
Manufacturing
22%
150+ CUSTOMERS ENGAGED

INSTITUTIONAL ENGAGEMENT CONTINUED

- **84% of customers had a public climate transition plan.**
- **16% of customers without public climate transition plans** were private companies.

WHERE CUSTOMERS HAD A PUBLIC CLIMATE TRANSITION PLAN, FINDINGS FROM OUR TRANSITION PLAN ASSESSMENTS INCLUDED

- **66% had long-term net-zero GHG targets covering at least scope 1 and 2.**
- **Challenges** in setting longer term targets include uncertainties around **grid decarbonisation, industry policies and availability of low-carbon fuels.**
- **92% had** interim (approx 5-10 year) **scope 1 and 2 GHG targets.**
- Around **40% of** customers have set an interim (approx 5-10 year) **scope 3 GHG target.**

97 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SUSTAINABILITY

SUSTAINABLE FINANCE AND OTHER CLIMATE-RELATED OPPORTUNITIES

BECOMING THE TRANSITION PARTNER OF CHOICE

Our **Sustainable Finance Framework** (Framework) defines how we classify sustainable finance transactions as Green, Transition, Social or Sustainability. The Framework was accompanied by new 2030 targets for lending and bond facilitation.

LENDNG (TCE[1] AT PERIOD END $BN)


+52%
19.1
8.9
2.2
8.0
0.0
29.0
12.2
7.6
0.0
9.2
55.0
Sep-23
Sep-24
Sep-30
Green
Social
Target
Transition
Sustainability

LENDING BY SECTOR (%)


New Zealand (non-Agri)
Power Generation
New Zealand (Agri)
Transport
11%
13%
11%
4%
$28.7bn
17%
Commercial Real Estate
Other Labelled Lending
18%
2%
5%
18%
Education Healthcare
Residential Mortgages (AU)

BOND FACILITATION[2] (CUMULATIVE VALUE $BN)


4.0
1.0
2.8
0.2
8.8
3.0
0.1
1.7
13.7
2.4
2.5
40
Sep-22
Sep-23
Sep-24
Sep-30
Green
Social
Sustainability
Target

BOND FACILITATION BY COUNTRY (%)


New Zealand
28%
$13.7bn
72%
Australia

FY24 HIGHLIGHTS

- Supported the Australian Office of Financial Management as Joint Lead Manager, with their 10-year $7bn Green Treasury Bond.
- Launched Sustainable Upgrades Home and Investors Loan – for energy efficient or climate resilient upgrades.
- Joined the Housing Australia Home Guarantee Scheme, writing $5bn in loans.
- 43% of NZ agribusiness term lending now on sustainable loans encouraging farm sustainability and resilience.
- Launched Sustainable Equipment Finance Loan in NZ, to help purchase more efficient and sustainable equipment.

OTHER CLIMATE-RELATED OPPORTUNITIES[3]

- Expanded financing of renewable energy to 87% of our lending to electricity generation.
- Provided $53m for 1,198 loans for EV/Hybrid vehicles in Australia.
- Westpac NZ awarded the INFINZ 2024 Corporate ESG Award.

1 TCE is the sum of the committed direct lending and other committed facilities. For this purpose, TCE excludes pre settlement risks, secondary market trading and underwriting committed exposures. Sustainable Finance TCE that qualify for our targets must meet the requirements of our Sustainable Finance Framework - available on our website. 2 Bond facilitation target and progress is measured as the cumulative sum of our proportionate share of qualifying bonds facilitated from 1 Oct-21. 3 Includes green, social, sustainability loans that have not been assessed under our Sustainable Finance Framework.

98 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

PEOPLE

OUR PEOPLE – STRENGTHENING INCLUSION, DIVERSITY AND WELLBEING

STRENGTHENING GENDER DIVERSITY

FEMALES %	SEP-24	TARGET	PROGRESS
Westpac Board	40	40:40:20[1]	✓
Executive Team	50	40:40:20[1]	✓
General Managers	39	40 +/-2	✓
Senior Leadership	49	50 +/-2[2]	✓
Westpac workforce	54	50	✓

5% average pay equity difference by organisational level[3]

29.3% median gender pay gap

Focus on reducing our gender pay gap by improving female representation in key roles, supported by a dedicated gender strategy and targets

Targeted initiatives and programs:

- Illuminate program supporting 82 aspiring female leaders through General Manager sponsorship
- Women in Tech EmPOWERUP return to work program
- RISE project progressing careers for cultural diversity
- Advance program for women with disability

GROWING INDIGENOUS REPRESENTATION


0.96%
1.08%
FY23
FY24
-- FY23 Target -- FY24 Target

of Australian workforce identify as Aboriginal and/or Torres Strait Islander (Target .90% by FY24 and 1.5% by Sep-25)

New initiatives to increase representation – Echo Elevate and Coaching for leaders Mobtech – non-traditional pathway for careers in tech

MEASURING ORGANISATIONAL HEALTH

Organisational Health Index score[4]


70%
74%
75%
75%
80%
Sep-20
Sep-21
Sep-22
Sep-23
Sep-24

FOSTERING AN INCLUSIVE CULTURE

Leadership development – Inclusive Leadership training for all people leaders (3,000+ completed), LGBTQ+ Executive Fellowship participation

Diversity, Equity and Inclusion initiatives – Employee Advocacy Group (EAGx) event and expo with 4,000+ employees participating, delivered Leading Culturally Diverse Teams training for 60 leaders, ongoing partnership with John Yu Fellowship

Upstander initiative expanded – to speak up and act against racism and discrimination, launched in Papua New Guinea and Fiji

MEASURING ORGANISATIONAL HEALTH

Appointed a Chief Mental Health Officer in 2018 to oversee Group mental health strategy

Mental Health Workplace Factors Review program assessing and addressing psychosocial risks at division level in FY24

10 Employee Advocacy Groups supporting diversity and inclusion

1 40% women, 40% men and 20% of any gender. Westpac Board includes CEO. Executive team excludes CEO. 2 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 3 5% for 8 of 9 levels below Group Executive (6% at level 3); measured on base salary by organisational job level. 4 At FY24. Our Voice+ survey includes McKinsey's Organisational Health Index – benchmarking Westpac's organisational health relative to global standards.

99 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

SEGMENT RESULTS

CONSUMER 2H24 PERFORMANCE

CONSUMER

NET PROFIT ($M)


AIEA up 2%, NIM up 1bp
Seasonality of employee costs, higher wages, salary and supplier costs
Higher CAP from lending portfolio credit metrics deterioration
1,084
1,058
90
18
(57)
40
(23)
1,126
Up 6%
2H23
1H24
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H24

Key financial metrics ex Notable Items	2H23	1H24	2H24	Change on 1H24
Pre-provision profit ($m)	1,569	1,661	**1,712**	3%
Average interest-earning assets ($bn)	438	446	**454**	2%
Net interest margin (%)	1.76%	1.69%	**1.70%**	1 bps
Expense to income (%)	57.0%	58.7%	**58.6%**	(15 bps)
Customer deposit to loan ratio (%)	62.6%	64.0%	**65.5%**	159 bps
Mortgage 90+ day delinquencies (%)	0.86	1.06	**1.12**	6 bps

Key operating metrics	2H23	1H24	2H24	Change on 1H24
Active digital banking customers[1] (#m)	5.80	5.92	**6.02**	2%
Main financial institution[2] (%)	16.1	16.6	**16.8**	1%
NPS (rank)[2]	#3	#3	**#3**	-
Branches[3] (#)	644	637	**626**	(11)
Co-location branches (#)	82	99	**111**	12
Westpac-owned ATMs (#)	879	846	**810**	(36)

1 Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days. 2 See appendix page 118. 3 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Co-located branches are considered two points of presence.

101 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

BUSINESS AND WEALTH

BUSINESS AND WEALTH 2H24 PERFORMANCE

NET PROFIT ($M)



AIEA up 3%, NIM increased 3bps
Higher salary and wages, seasonality of employee costs and increased investment spend
982
1,175
106
(20)
(114)
48
(14)
1,181
Up 1%
2H23
1H24
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H24

Key financial metrics ex Notable Items	2H23	1H24	2H24	Change on 1H24
Pre-provision profit ($m)	1,729	1,769	**1,741**	(2%)
Average interest-earning assets ($bn)	96.8	98.0	**101.3**	3%
Net interest margin (%)	5.30	5.34	**5.37**	3bps
Expense to income (%)	42.1	41.5	**44.0**	252bps
Customer deposit to loan ratio (%)	147.1	145.1	**141.5**	(362bps)
Stressed exposures to TCE (%)	5.46	5.52	**5.56**	4bps

Key operating metrics	2H23	1H24	2H24	Change on 1H24
Digital sales[1] (%)	35	35	**35**	Flat
Business lending time to decision (days)	9.5	7.7	**9.0**	(1.3)
Net loans ex. Auto ($bn)	91.5	94.0	**100.0**	6%
Deposits ($bn)	140.5	140.6	**144.3**	3%
New Merchants points of presence ('000)[2]	12.2	12.8	**23.3**	82%
Panorama net flows ex pension[3] ($bn)	1.9	2.1	**3.2**	54%

1 Refer page 118 for definitions. 2 Includes EFTPOS Core Products (EFTPOS Air, EFTPOS Flex, EFTPOS Now, EFTPOS Connect and Open Loop Transit). 3 Pensions outflows are total outflows from pension accounts; Net flows including pension outflows BT Panorama net flows were $0.9b for the 6 months to Sep-24.

102 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

BT PANORAMA

BUSINESS AND WEALTH

FUA ON BT PANORAMA ($M)


95,891
102,068
102,872
113,328
118,593
Up 5%
Up 15%
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24

Winner of Platform of the Year Award[1]

NET FLOWS EXCLUDING PENSION OUTFLOWS[3] ON BT PANORAMA ($M)


2,071
1,169
1,850
2,066
3,184
Up 54%
Up 72%
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24

Awarded Best Client Portal for the sixth consecutive year[4]

ACTIVE ADVISERS ON BT PANORAMA (#)


6,142
6,028
5,945
6,012
5,936
Down 1%
Flat
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24

Winner of Adviser satisfaction with mobile access for clients: Wrap Platform[2]

MANAGED ACCOUNTS FUA ON BT PANORAMA ($M)


11,272
13,675
15,492
18,683
21,294
Up 14%
Up 37%
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24

Managed Accounts (SMA/MDA) Offering of the Year – BT managed accounts[5]

1 Australian Wealth Management Awards (May 24). 2 Investment Trends Adviser Tech Needs Report (June 24). 3 Pensions outflows are total outflows from pension accounts; Net flows including pension outflows BT Panorama net flows were $0.9b for the 6 months to Sep-24. 4 Investment Trends Platform Competitive Analysis & Benchmarking Report 2018, 2019, 2020, 2021, 2022 and 2023 (released Feb' 24). 5 Activam Impact awards (Sep' 24). See https://www.bt.com.au/about-bt/bt-financial-group/overview/awards.html for more awards.

103 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

644 681 60 82 686 (67) (47) (23) 2H23 1H24 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H24 104 NET PROFIT ($M) Key financial metrics ex Notable Items 2H23 1H24 2H24 Change on 1H24 Pre-provision profit ($m) 994 1,047 993 (5%) Average interest-earning assets ($bn) 105.3 117.9 126.6 7% Net interest margin (%) 1.93 1.85 1.82 (3bps) Expense to income ratio (%) 40.9 40.4 43.2 284bps Net loans ($bn) 92.6 93.0 100.6 8% Customer deposit to loan ratio (%) 125.4 124.0 119.1 (large) Stressed exposures to TCE (%) 0.58 0.63 0.76 13bps Key operating metrics 2H23 1H24 2H24 Change on 1H24 Net interest margin ex. Markets (%) 2.14 2.08 2.13 5bps Lending and deposit revenue ($m) 1,207 1,272 1,289 1% Sales and risk management income ($m) 452 455 391 (14%) Revenue per average FTE ($’000) 612 637 617 (3%) INSTITUTIONAL 2H24 PERFORMANCE WESTPAC INSTITUTIONAL BANK AIEA up 7% and 5bps increase in NIM ex. Markets Increase in front-line staff to support growth and higher investment Up 1% Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Lower sales and risk management income from lower rates and FX trading

535 477 77 17 21 19 578 (33) 2H23 1H24 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H24 105 NET PROFIT ($M) NEW ZEALAND 2H24 PERFORMANCE1 NEW ZEALAND 1 In NZ$ unless otherwise noted. 2 Digital active customers have been restated due to a change in definition. NIM up 12bps Productivity initiatives and timing of investment spend partly offset by higher wages and vendor costs. Key financial metrics ex Notable Items 2H23 1H24 2H24 Change on 1H24 Pre-provision profit (NZ$m) 739 694 806 16% Average interest-earning assets ($bn) 118 119 119 - Net interest margin (%) 2.14 2.11 2.23 12bps Expense to income (%) 47.3 50.0 45.5 (450bps) Customer deposit to loan ratio (%) 80.4 78.2 78.1 (11bps) Stressed exposures to TCE (%) 1.49 1.55 1.73 18bps Mortgage 90+ day delinquencies (%) 0.33 0.47 0.49 2bps Key operating metrics Sep-23 Mar-24 Sep-24 Change Mar-24 Customers (#m) 1.51 1.51 1.51 - Digital active customers (#m)2 0.85 0.86 0.87 1% Branches (#) 112 112 106 (6) ATMs (#) 413 407 385 (22) Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack Up 21%

23% 59% 18% 0.7 99.3 100.8 0.6 102.1 Sep-23 Mar-24 Consumer Business Sep-24 79.8 78.8 0.7 0.2 79.7 Sep-23 Mar-24 Consumer Business Sep-24 36 39 38 40 21 20 20 19 23 21 21 21 80 80 79 80 Mar-23 Sep-23 Mar-24 Sep-24 Term deposits Savings Transaction 106 NET LOANS (NZ$BN) CUSTOMER DEPOSITS (NZ$BN) LOANS (NZ$BN) % OF TOTAL 65 66 67 68 1 1 1 1 32 33 33 33 Mar-23 Sep-23 Mar-24 Sep-24 Mortgage Personal Business CUSTOMER DEPOSITS (NZ$BN) AND % OF TOTAL1 NEW ZEALAND BALANCE SHEET NEW ZEALAND 98 99 101 Up 1% Up 1% 102 1% 67% 32% Household Business Institutional Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

ECONOMICS

108 KEY ECONOMIC INDICATORS 2023 2024 Calendar Years Q2 Q3 Q4 Q1 Q2 Q3E Q4F 2022 2023 2024F 2025F World GDP1 - - - - - - - 3.5 3.2 3.3 3.3 Australia GDP2 1.9 2.1 1.6 1.3 1.0 1.2 1.5 2.4 1.6 1.5 2.4 Unemployment – end period 3.6 3.7 3.9 3.9 4.1 4.2 4.3 3.5 3.9 4.3 4.6 CPI headline – year end 6.0 5.4 4.1 3.6 3.8 2.9 2.6 7.8 4.1 2.6 3.6 Interest rates – cash rate 4.10 4.10 4.35 4.35 4.35 4.35 4.35 3.10 4.35 4.35 3.35 New Zealand GDP2 1.5 -0.6 0.0 0.5 -0.5 -0.3 0.0 2.2 0.0 0.0 2.3 Unemployment – end period 3.6 3.9 4.0 4.4 4.6 5.0 5.3 3.4 4.0 5.3 5.5 Consumer prices 6.0 5.6 4.7 4.0 3.3 2.2 2.1 7.2 4.7 2.1 2.0 Interest rates – official cash rate 5.50 5.50 5.50 5.50 5.50 5.25 4.25 4.25 5.50 4.25 3.50 KEY ECONOMIC INDICATORS 2022 2023 2024F 2025F Australia Credit growth Total – year end 7.8 4.8 5.7 5.7 Housing – year end 6.5 4.2 5.2 5.4 Business – year end 11.9 6.5 7.2 7.0 New Zealand Credit growth Total – year end 4.6 2.2 3.0 4.2 Housing – year end 4.4 3.0 3.7 5.4 Business – year end 5.4 0.6 1.9 2.0 PRIVATE SECTOR CREDIT GROWTH (% ANN) AUSTRALIAN AND NEW ZEALAND ECONOMIC FORECASTS – (%) AT 1 NOVEMBER 2024 ECONOMICS Sources: RBA, Statistics NZ, Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. Sources: RBA, Westpac Economics. Sources: IMF, RBA, Statistics NZ, Westpac Economics -8 -4 0 4 8 12 16 Sep-10 Sep-12 Sep-14 Sep-16 Sep-18 Sep-20 Sep-22 Sep-24 Total credit Australia Housing Australia Business Australia Total credit New Zealand Westpac f’casts % ann Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

-20 -15 -10 -5 0 5 10 15 20 25 30 35 40 Oct-16 Oct-17 Oct-18 Oct-19 Oct-20 Oct-21 Oct-22 Oct-23 Oct-24 % rate cuts rate hikes 109 DWELLING PRICES (%, 3 MONTH ANNUALISED) DWELLING PRICES (%) – (TO OCT-24) Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Sydney 5.5m Up 0.1% Up 3.7% Up 37.8% Melbourne 5.2m Down 0.8% Down 1.9% Up 14.3% Brisbane 2.7m Up 2.4% Up 13.0% Up 71.2% Perth 2.3m Up 4.1% Up 22.6% Up 79.4% DWELLING PRICES (ANNUAL %) Capital city Avg* 2021 2022 2023 2024F 2025F Sydney 5.9 26.9 -11.4 11.3 5 4 Melbourne 4.4 16.1 -7.1 4.1 0 3 Brisbane 6.6 31.5 –1.9 13.7 12 3 Perth 4.3 13.9 4.2 16.2 20 4 Australia 5.5 23.0 -6.6 10.1 6 4 AUSTRALIAN HOUSING MARKET – PRICES UPTURN MODERATES ECONOMICS Sources: CoreLogic, Westpac Economics * Average last 10yrs. Sources: CoreLogic, Westpac Economics Sources: CoreLogic, Westpac Economics Macro-prudential measures 2019 election COVID-19 ‘Delta’ Macro-prudential measures Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

110 MONTHLY HOUSE SALES AND PRICES (% YR) -20 -10 0 10 20 30 40 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2004 2007 2010 2013 2016 2019 2022 Sales %YR Sales (lhs) House prices (rhs) DWELLING PRICES (INDEX) 750 1250 1750 2250 2750 750 1250 1750 2250 2750 2007 2009 2011 2013 2015 2017 2019 2021 2023 Auckland Canterbury Wellington Other regions Index Index DWELLING PRICES -20 -10 0 10 20 30 40 0 500 1000 1500 2000 2500 3000 2010 2012 2014 2016 2018 2020 2022 2024 Annual growth (right axis) Level (left axis) DWELLING PRICES (%) – (TO SEP-24) Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Auckland 1.7m Flat Down 2% Up 17% Wellington 0.6m Down 2% Down 2% Up 17% Canterbury 0.7m Flat Up 3% Up 49% Nationwide 5.3m Down 1% Down 1% Up 27% NEW ZEALAND HOUSING MARKET – ACTIVITY HAS STABILISED, STILL SUBDUED ECONOMICS Sources: REINZ, Westpac Economics. Sources: CoreLogic, REINZ, Westpac Economics. Source: REINZ Sources: REINZ, Westpac Economics Forecast (Annual %) Ave. past 10 years 2021 2022 2023 2024F 2025F Nationwide 7% +26% -13% -1% -1% +8% %YR Westpac forecasts Index = 1000 in 2010 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

CONSUMER SPEND AND INCOME GROWTH1 111 SPENDING: ANNUAL GROWTH BY AGE AND MORTGAGE INCOME: ANNUAL GROWTH AND TAX BOOST BY AGE Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack ECONOMICS 1 Source: Westpac DataX, Sep-24 quarter compared to Sep-23 quarter. Data compiled from a sample of Westpac and St.George Bank consumer customers on the Eastern Seaboard. Spending has been seasonally adjusted using the US Census Bureau X-13 ARIMA process. Income refers to salary and government income paid into transaction accounts and does not include property, interest or other income. 0% 1% 2% 3% 4% 5% 6% 7% 8% 25-34 35-44 45-54 55-64 65+ Total No Mortgage Mortgage 0% 1% 2% 3% 4% 5% 6% 7% 8% 25-34 35-44 45-54 55-64 65+ Base income Stage 3 tax benefit

BUSINESS CASH FLOW CONDITIONS BY INDUSTRY 112 -8 -6 -4 -2 0 2 4 6 Agriculture Recreation Services Accommodation, Cafes & Restaurants Wholesale Trade Business Services Construction Healthcare Transport & Storage Retail Trade Personal Services Property & Property Services Manufacturing Education Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack ECONOMICS 1 Source: Westpac Group, Macrobond. DIVIDE BETWEEN INDUSTRIES CONTINUES TO GROW1 Income to expense (including debt servicing costs) ratio, annual % change

APPENDIX

APPENDIX 1: NET PROFIT EX NOTABLE ITEMS1 114 $m 2H23 1H24 2H24 Change 2H24 – 1H24 (%) Net interest income 9,212 9,351 9,565 2 Non-interest income 1,459 1,465 1,382 (6) Net operating income 10,671 10,816 10,947 1 Expenses (5,244) (5,395) (5,549) 3 Pre-provision profit 5,427 5,421 5,398 (0) Impairment charges (258) (362) (175) (52) Tax and non-controlling interests (NCI) (1,624) (1,553) (1,616) 4 Net profit 3,545 3,506 3,607 3 APPENDIX 1 For further information refer to Westpac’s 2024 Full Year Results Announcement. Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

APPENDIX

APPENDIX 2: FY24 NOTABLE ITEMS[1]

($m)	Net profit after tax	Hedging Notable Items	Net profit excluding hedging Notable Items[2]	Other Notable Items[3]	Net profit excluding Notable Items[4]	FY24 Net profit excluding Notable Items & impact of business sold	FY23 Net profit excluding Notable Items & impact of business sold	% change FY24-FY23
Net interest income	18,753	(163)	18,916	-	18,916	18,916	18,414	**3%**
Non-interest income	2,835	(12)	2,847	-	2,847	2,847	2,988	**(5%)**
Net operating income	**21,588**	**(175)**	**21,763**	**-**	**21,763**	**21,763**	**21,402**	**2%**
Expenses	(10,944)	-	(10,944)	-	(10,944)	(10,944)	(10,278)	**6%**
Pre-provision profit	**10,644**	**(175)**	**10,819**	**-**	**10,819**	**10,819**	**11,124**	**(3%)**
Impairment charges	(537)	-	(537)	-	(537)	(537)	(648)	**(17%)**
Tax and non-controlling interests (NCI)	(3,117)	52	(3,169)	-	(3,169)	(3,169)	(3,239)	**(2%)**
Net profit	**6,990**	**(123)**	**7,113**	**-**	**7,113**	**7,113**	**7,237**	**(2%)**

1 For further information refer to Westpac's 2024 Full Year Results Announcement. 2 Referred to as Cash earnings in previous periods. 3 Other Notable Items include provisions for remediation, litigation, fines and penalties; impact from asset sales and revaluations; asset write-downs and restructuring costs. 4 Referred to as Cash earnings excluding Notable Items in previous periods.

115 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

Impaired exposures Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; or • Any other facilities where the full collection of interest and principal is in doubt. Stressed exposures Watchlist and substandard, non-performing not impaired, and impaired exposures Total committed exposures (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal >90 days past due Includes facilities less than 90 days past due and those credit exposures, that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held 90+ days past due Includes facilities 90 days or more past due, and those credit exposures that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held Provision for expected credit losses Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant time frame. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions Collectively assessed provisions (CAP) CAP for ECL under AASB 9 represent the ECL which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised Individually assessed provisions (IAP) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Stage 1: 12 months ECL – performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount APPENDIX 3: DEFINITIONS – CREDIT QUALITY 116 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack APPENDIX

SEGMENTS Consumer Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers Business and Wealth Business and Wealth serves the banking and wealth needs of Australian customers, including small business, Agribusiness and Commercial businesses WIB Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand EARNINGS DRIVERS Average interest-earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance Group net interest margin Calculated by dividing net interest income by average interest-earning assets (annualised where applicable) Core net interest margin Calculated by dividing net interest income excluding Notable Items and Treasury & Markets by average interest-earning assets (annualised where applicable) Pre-provision profit Net operating income less operating expenses NCI Non-controlling interests Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight CAPITAL AND LIQUIDITY Capital ratios As defined by APRA (unless stated otherwise) Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. APRA announced in September 2021 that ADIs subject to the LCR should reduce their CLF usage to zero by 1 January 2023 High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Internationally comparable ratios Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Leverage ratio As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Liquidity coverage ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Net stable funding ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Risk weighted assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 APPENDIX 3: DEFINITIONS – SEGMENTS, EARNINGS DRIVERS, CAPITAL AND LIQUIDITY 117 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack APPENDIX

Branch transactions Branch transactions are typically withdrawals, deposits, transfers and payments Customer satisfaction or CSAT The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for consumer or business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) CSAT (Main Bank Service Satisfaction) (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Insights HQ, formerly Camorra Research). Respondents are asked to rate the overall level of service they receive from their main bank (self-selected which ONE bank is their main provider of financial services) on a scale of 1 (Poor) to 5 (Excellent). The rating represents % of respondents who scored 4 (Very Good) or 5 (Excellent) CSAT – overall consumer Source: Fifth Dimension (5D), September 2023 – September 2024, 6MR. MFI customers CSAT – overall business Source: Fifth Dimension (5D), September 2023 – September 2024, 6MR. MFI businesses Digitally active Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days Digital sales The percentage of quality sales in a 12-week period that were digitally initiated (percentage against the count of all quality sales in that 12-week period) Digital transactions Digital transactions including all payment transactions (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online Average App sessions per day Total number of sessions on Westpac Live & Compass initiated using an app over total number of days within a half year period MFI share MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution Consumer MFI share Source: Roy Morgan Single Source, September 2024, 6MR. MFI Banking Group customers. Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is ‘Extremely likely’ and 0 is ‘Not at all likely’, Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10) NPS Consumer (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Insights HQ, formerly Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS – overall consumer Source: Fifth Dimension (5D), September 2023 – September 2024, 6MR. MFI customers NPS – overall business Source: Fifth Dimension (5D), September 2023 – September 2024, 6MR. MFI businesses NPS - Mortgages Source: Fifth Dimension (5D) for March 2024 (1H24), 6MR, AFI customers. Mortgage NPS measures the likelihood to recommend the Mortgage they hold with their financial institution St.George (SGB) brands St.George Bank, Bank of Melbourne and BankSA Westpac rank The ranking refers to Westpac’s position relative to the other three major Australian banks (ANZ, CBA and NAB) APPENDIX 3: DEFINITIONS – OTHER 118 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack APPENDIX

INVESTOR RELATIONS TEAM – CONTACT US CONTACT US INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre 119 Lucy Graham Head of Corporate Reporting and ESG Catherine Garcia Head of Investor Relations, Institutional Arthur Petratos Manager, Shareholder Services Ethan Harry Graduate, Investor Relations Jacqueline Boddy Head of Debt Investor Relations Justin McCarthy General Manager, Investor Relations James Wibberley Manager, Investor Relations Nathan Fontyne Senior Analyst, Investor Relations Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack

DISCLAIMER The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy, liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, ‘objective’ or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the sections titled ‘Our Operating Environment’ and ‘Risk Management' in our 2024 Annual Report, as well as the document titled ‘2024 Risk Factors’ (each available at www.westpac.com.au). When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. We also make statements about our processes and policies (including what they are designed to do) as well as the availability of our systems or product features. Systems, processes and product features can be subject to disruption, and may not always work as intended, so these statements are limited by the factors described in the section titled ‘Risk Management’ in our 2024 Annual Report, as well as the Risk Factors document. Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used by Westpac may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures DISCLAIMER 120 Westpac Group 2024 Full Year Results Presentation & Investor Discussion Pack